Exhibit 10.9

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is made and entered into as of September 23, 2019 (the “Effective Date”) by and among Proteon Therapeutics, Inc., a Delaware corporation (the “Company”), and the purchasers listed on the signature pages hereto (each a “Purchaser” and together the “Purchasers”). Certain terms used and not otherwise defined in the text of this Agreement are defined in Section 11 hereof.

RECITALS

WHEREAS, the Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D promulgated by the United States Securities and Exchange Commission (the “Commission”) under the 1933 Act;

WHEREAS, the Company desires to sell to the Purchasers, and the Purchasers desire to purchase from the Company, (i) up to $27,200,000.00 of shares of Series 1 Convertible Non-Voting Preferred Stock, par value $0.001 per share (the “Series 1 Preferred Stock”), having the relative rights, preferences, limitations and powers set forth in the Certificate of Designation of Preferences, Rights and Limitations of Series 1 Convertible Non-Voting Preferred Stock, in the form attached hereto as Exhibit A (the “Certificate of Designation”) at a purchase price equal to the Series 1 Preferred Stock Purchase Price (defined below), and (ii) up to $15,300,000.00 (the “Common Maximum Amount”) of shares of Common Stock, par value $0.001 (the “Common Stock”) at a purchase price equal to the Common Stock Purchase Price (defined below), each in accordance with the terms and provisions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1.     Authorization of Securities.

1.01       The Company has authorized the sale and issuance of shares of Series 1 Preferred Stock and Common Stock on the terms and subject to the conditions set forth in this Agreement. The shares of Series 1 Preferred Stock and Common Stock sold hereunder at the Closing (as defined below) shall be referred to as the “Securities.”

SECTION 2.     Sale and Purchase of the Securities.

2.01     Closing Securities. Upon the terms and subject to the conditions herein contained, the Company agrees to sell to each Purchaser, and each Purchaser agrees to purchase from the Company, at a closing (the “Closing” and the date of the Closing, the “Closing Date”) to occur immediately following the Effective Time (as such term is defined in that certain Agreement and Plan of Merger and Reorganization by and among the Company, REM 1 Acquisition, Inc. and ArTara Therapeutics, Inc., dated as of the date hereof (the “Merger Agreement”)), that number of Securities set forth opposite such Purchaser’s name on the Schedule of Purchasers under the heading “Closing Shares” (the “Closing Shares”) for the purchase price to be paid by each Purchaser set forth opposite such Purchaser’s name on the Schedule of Purchasers.

2.02         At or prior to the Closing, each Purchaser will pay the applicable purchase price set forth opposite such Purchaser’s name on the Schedule of Purchasers by wire transfer of immediately available funds in accordance with wire instructions provided by the Company to the Purchasers prior to the Closing.

SECTION 3.     Additional Purchasers. During the period between the date hereof and the Closing Date, additional purchasers who are existing stockholders of the Company may agree to purchase up to an aggregate of $2,500,000 in shares of Common Stock of the Company pursuant to this Agreement, by executing a joinder agreement with the Company, pursuant to which such additional purchaser(s) shall become party(ies) hereto and to the Registration Rights Agreement (defined below). From and after execution of such joinder agreement, such additional purchaser(s) shall be deemed to be “Purchaser(s)” hereunder and the Company shall be entitled to unilaterally amend the Schedule of Purchasers for such additional purchasers. For the avoidance of doubt, in no event will the Company issue more than the Common Maximum Amount of shares of Common Stock (excluding the Series 1 Preferred Conversion Shares) pursuant to this Agreement.

SECTION 4.     Representations and Warranties of the Purchasers. Each Purchaser, severally and not jointly, represents and warrants to the Company that the statements contained in this Section 4 are true and correct as of the Effective Date, and will be true and correct as of the Closing Date:

4.01         Validity. The execution, delivery and performance of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate, partnership, limited liability or similar actions, as applicable, on the part of such Purchaser. This Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

4.02         Brokers. There is no broker, investment banker, financial advisor, finder or other person which has been retained by or is authorized to act on behalf of the Purchaser who might be entitled to any fee or commission for which the Company will be liable in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby.

4.03         Investment Representations and Warranties. The Purchaser understands and agrees that the offering and sale of the Securities has not been registered under the 1933 Act or any applicable state securities laws and is being made in reliance upon federal and state exemptions for transactions not involving a public offering which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein.

4.04         Acquisition for Own Account; No Control Intent. The Purchaser is acquiring the Securities for its own account for investment and not with a view towards distribution in a manner which would violate the 1933 Act or any applicable state or other securities laws. The Purchaser is not party to any agreement providing for or contemplating the distribution of any of the Securities. The Purchaser has no present intent to effect a “change of control” of the Company as such term is understood under the rules promulgated pursuant to Section 13(d) of the 1934 Act.

4.05         No General Solicitation. The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement. The purchase of the Securities has not been solicited by or through anyone other than the Company.

4.06         Ability to Protect Its Own Interests and Bear Economic Risks. The Purchaser has the capacity to protect its own interests in connection with the transactions contemplated by this Agreement and is capable of evaluating the merits and risks of the investment in the Securities. The Purchaser is able to bear the economic risk of an investment in the Securities and is able to sustain a loss of all of its investment in the Securities without economic hardship, if such a loss should occur.

4.07         Accredited Investor; No Bad Actor. The Purchaser is an “accredited investor” as that term is defined in Rule 501(a) under the 1933 Act. Such Purchaser has not taken any of the actions set forth in, and is not subject to, the disqualification provisions of Rule 506(d)(1) of the 1933 Act.

4.08         Access to Information. The Purchaser has been given access to Company documents, records, and other information, and has had adequate opportunity to ask questions of, and receive answers from, the Company’s officers, employees, agents, accountants and representatives concerning the Company’s business, operations, financial condition, assets, liabilities and all other matters relevant to its investment in the Securities. Purchaser understands that an investment in the Securities bears significant risk and represents that it has reviewed the SEC Reports, which serve to qualify certain of the Company representations set forth below.

4.09         Restricted Securities. The Purchaser understands that the Securities will be characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a private placement under Section 4(a)(2) of the 1933 Act and that under such laws and applicable regulations such Securities may be resold without registration under the 1933 Act only in certain limited circumstances.

4.11         Short Sales. Between the time the Purchaser learned about the offering contemplated by this Agreement and the public announcement of the offering, the Purchaser has not engaged in any short sales (as defined in Rule 200 of Regulation SHO under the 1934 Act (“Short Sales”)) or similar transactions with respect to the Common Stock or any securities exchangeable or convertible for Common Stock, nor has the Purchaser, directly or indirectly, caused any person to engage in any Short Sales or similar transactions with respect to the Common Stock.

4.12         Tax Advisors. The Purchaser has had the opportunity to review with the Purchaser’s own tax advisors the federal, state and local tax consequences of its purchase of the Securities set forth opposite such Purchaser’s name on the Schedule of Purchasers, where applicable, and the transactions contemplated by this Agreement. The Purchaser is relying solely on the Purchaser’s own determination as to tax consequences or the advice of such tax advisors and not on any statements or representations of the Company or any of its agents and understands that the Purchaser (and not the Company) shall be responsible for the Purchaser’s own tax liability that may arise as a result of the transactions contemplated by this Agreement.

SECTION 5.     Representations and Warranties by the Company. Assuming the accuracy of the representations and warranties of the Purchasers set forth in Section 4 and except as set forth in the reports, schedules, forms, statements and other documents filed by the Company with the United States Securities and Exchange Commission (the “Commission”) pursuant to the 1934 Act (collectively, the “SEC Reports”), which disclosures serve to qualify these representations and warranties in their entirety, the Company represents and warrants to the Purchasers that the statements contained in this Section 5 are true and correct as of the Effective Date, and will be true and correct as the Closing Date:

5.01         SEC Reports. The Company has timely filed all of the reports, schedules, forms, statements and other documents required to be filed by the Company with the Commission pursuant to the reporting requirements of the 1934 Act. The SEC Reports, at the time they were filed with the Commission, (i) complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations and (ii) did not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

5.02         Independent Accountants. The accountants who certified the audited consolidated financial statements of the Company included in the SEC Reports are independent public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, and the Public Company Accounting Oversight Board.

5.03         Financial Statements; Non-GAAP Financial Measures. The consolidated financial statements included or incorporated by reference in the SEC Reports, together with the related notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except in the case of unaudited, interim financial statements, subject to normal year-end audit adjustments and the exclusion of certain footnotes.

5.04         No Material Adverse Change in Business. Except as otherwise stated or disclosed in the SEC Reports, since March 31, 2019, (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), other than any such change arising from steps taken by the Company after March 31, 2019 to terminate personnel, to amend or terminate contracts, and to discontinue or wind-down certain business activities, (ii) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business and except as contemplated in this Agreement and the Merger Agreement, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

5.05         Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as disclosed in the SEC Reports and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

5.06         Good Standing of Subsidiaries. Each subsidiary of the Company has been duly incorporated or organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the SEC Reports and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. All of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such subsidiary. For the avoidance of doubt, the term “subsidiary” and “subsidiaries” shall include the ArTara Therapeutics, Inc. from and after the effective time of the Merger (as defined in the Merger Agreement).

5.07         Capitalization. As of the date hereof, the Company has an authorized capitalization as set forth in the SEC Reports and, as of immediately prior to the Closing, the Company will have an authorized capitalization as disclosed in the registration statement on Form S-4 to be filed with the Commission registering the shares of the Company’s capital stock to be issued pursuant to the Merger Agreement (the “S-4 Registration Statement”). The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company which have not been waived.

5.08         Validity. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

5.09         Authorization and Description of Securities. Upon the filing of the Certificate of Designation with the Secretary of State of the State of Delaware, the Series 1 Preferred Stock will have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in this Agreement or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights of stockholders. Upon the due conversion of the Series 1 Preferred Stock the Series 1 Preferred Conversion Shares will be validly issued, fully paid and non-assessable free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in this Agreement or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights of stockholders.

5.10         Absence of Violations, Defaults and Conflicts. Subject to obtaining the Required Parent Stockholder Vote (as defined in the Merger Agreement), neither the Company nor any of its subsidiaries is (A) in violation of its charter, bylaws or similar organizational document, except, for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and, subject to obtaining the Required Parent Stockholder Vote (as defined in the Merger Agreement), the performance of this Agreement and the consummation of the transactions contemplated herein (including the issuance and sale of the Securities and the Series 1 Preferred Conversion Shares) and compliance by the Company with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of (i) the provisions of the certificate of incorporation, by-laws or similar organizational document of the Company or any of its subsidiaries or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, except in the case of clause (ii) for such violations as would not, singly or in the aggregate, result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

5.11        Absence of Proceedings. Except as disclosed in the SEC Reports, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the Merger Agreement or the performance by the Company of its obligations hereunder and thereunder.

5.12         Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance, or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required to list the Company’s common stock on any National Exchange (as defined in the Certificate of Designation), as may be required under state securities laws or the filings required pursuant to Section 6.03 of this Agreement.

5.13         Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

5.14         Title to Property. Except as disclosed in the SEC Reports, the Company and its subsidiaries do not own any real property. The Company and its subsidiaries have title to all tangible personal property owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the SEC Reports or (B) do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the SEC Reports, are in full force and effect, and neither the Company nor any such subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

5.15         Intellectual Property. The Company and its subsidiaries own or possess the right to use all patents, patent applications, inventions, licenses, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information or procedures), trademarks, service marks, trade names, domain names, copyrights, and other intellectual property, and registrations and applications for registration of any of the foregoing (collectively, “Intellectual Property”) necessary to conduct their business as presently conducted and currently contemplated to be conducted in the future as described in the SEC Reports and S-4 Registration Statement and, to the knowledge of the Company, neither the Company nor any of its subsidiaries, whether through their respective products and services or the conduct of their respective businesses, has infringed, misappropriated, conflicted with or otherwise violated, or is currently infringing, misappropriating, conflicting with or otherwise violating, and none of the Company or its subsidiaries have received any heretofore unresolved communication or notice of infringement of, misappropriation of, conflict with or violation of, any Intellectual Property of any other person or entity, other than as described in the SEC Reports or S-4 Registration Statement. Neither the Company nor any of its subsidiaries has received any communication or notice (in each case that has not been resolved) alleging that by conducting their business as described in the SEC Reports or S-4 Registration Statement, such parties would infringe, misappropriate, conflict with, or violate, any of the Intellectual Property of any other person or entity. The Company knows of no infringement, misappropriation or violation by others of Intellectual Property owned by or licensed to the Company or its subsidiaries which would reasonably be expected to result in a Material Adverse Effect. The Company and its subsidiaries have taken all reasonable steps necessary to secure their interests in such Intellectual Property from their employees and contractors and to protect the confidentiality of all of their confidential information and trade secrets. None of the Intellectual Property employed by the Company or its subsidiaries has been obtained or is being used by the Company or its subsidiaries in violation of any contractual obligation binding on the Company or any of its subsidiaries or, to the knowledge of the Company, any of their respective officers, directors or employees, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. All Intellectual Property owned or exclusively licensed by the Company or its subsidiaries is free and clear of all liens, encumbrances, defects or other restrictions (other than non-exclusive licenses granted in the ordinary course of business), except those that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Company and its subsidiaries are not subject to any judgment, order, writ, injunction or decree of any court or any Governmental Entity, nor has the Company or any of its subsidiaries entered into or become a party to any agreement made in settlement of any pending or threatened litigation, which materially restricts or impairs their use of any Intellectual Property.

5.16         Company IT Systems. The Company and its subsidiaries own or have a valid right to access and use all computer systems, networks, hardware, software, databases, websites, and equipment used to process, store, maintain and operate data, information, and functions used in connection with the business of the Company and its subsidiaries (the “Company IT Systems”), except as would not, individually or in the aggregate, have a Material Adverse Effect. The Company IT Systems are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and its subsidiaries as currently conducted, except as would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its subsidiaries have implemented commercially reasonable backup, security and disaster recovery technology consistent in all material respects with applicable regulatory standards and customary industry practices.

5.17         Cybersecurity. Except as would not reasonably be expected to have a Material Adverse Effect, (A) there has been no security breach or other compromise of or relating to the Company IT Systems; (B) the Company has not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any such security breach or other compromise of the Company IT Systems; (C) the Company and its subsidiaries have implemented policies and procedures with respect to the Company IT Systems that are reasonably consistent with industry standards and practices, or as required by applicable regulatory standards; and (D) the Company and its subsidiaries are presently in material compliance with all applicable laws or statutes, judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority and contractual obligations relating to the privacy and security of the Company IT Systems and to the protection of the Company IT Systems from unauthorized use, access, misappropriation or modification.

5.18         Environmental Laws. The Company and each of its subsidiaries are in compliance with and since January 1, 2017 have complied with all applicable Environmental Laws, which compliance includes the possession by the Company of all permits and other Governmental Authorizations required under applicable Environmental Laws and compliance with the terms and conditions thereof, except for any failure to be in such compliance that, either individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its subsidiaries has received since January 1, 2017 (or prior to that time, which is pending and unresolved), any written notice or other communication (in writing or otherwise), whether from a Governmental Entity or other Person, that alleges that the Company or any of its subsidiaries is not in compliance with or has liability pursuant to any Environmental Law and, to the knowledge of the Company, there are no circumstances that would reasonably be expected to prevent or interfere with the Company’s or any of its subsidiaries’ compliance in any material respects with any Environmental Law, except where such failure to comply or such liability would not reasonably be expected to have a Material Adverse Effect. No current or (during the time a prior property was leased or controlled by the Company or any of its subsidiaries) prior property leased or controlled by the Company or any of its subsidiaries has had a release of or exposure to Hazardous Materials in violation of Environmental Law, except as would not reasonably be expected to have a Material Adverse Effect.

5.19          Accounting Controls and Disclosure Controls. The Company and its subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13a-15 and 15d-15 under the 1934 Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting.

5.20         Compliance with the Sarbanes-Oxley Act. The Company is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof that are in effect and with which the Company is required to comply.

5.21          Payment of Taxes. All United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. No assessment in connection with United States federal tax returns has been made against the Company. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them through the date hereof or have timely requested extensions thereof pursuant to applicable foreign state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect and has paid all taxes due pursuant to such returns or all taxes due and payable pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company or its subsidiaries and except where the failure to pay such taxes would not result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or reassessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

5.22         ERISA. Except as would not reasonably be expected to have a Material Adverse Effect: (i) at no time in the past six years has the Company or any ERISA Affiliate maintained, sponsored, participated in, contributed to or had any liability or obligation in respect of any Employee Benefit Plan subject to Title IV of ERISA or Section 412 of the Code, any “multiemployer plan” as defined in Section 3(37) of ERISA or any multiple employer plan for which the Company or any ERISA Affiliate has incurred or could incur material liability under Section 4063 or 4064 of ERISA, (ii) no “welfare benefit plan” as defined in Section 3(1) of ERISA provides or promises, or at any time provided or promised, retiree health, or other post-termination benefits except to the extent such benefit is fully insured or as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state law and (iii) each Employee Benefit Plan is and has been operated in compliance with its terms and all applicable laws, including but not limited to ERISA and the Code. Each Employee Benefit Plan intended to be qualified under Code Section 401(a) has a favorable determination or opinion letter from the Internal Revenue Service (the “IRS”) upon which it can rely, and any such determination or opinion letter remains in effect and has not been revoked and no event has occurred and no facts or circumstances exist that could reasonably be expected to result in the loss of qualification or tax exemption of any such Employee Benefit Plan. With respect to each Foreign Benefit Plan, such Foreign Benefit Plan (1) if intended to qualify for special tax treatment, meets, in all material respects, the requirements for such treatment, and (2) if required to be funded, is funded to the extent required by applicable law. The Company does not have any obligations under any collective bargaining agreement with any union. As used in this Section 5.23, “Code” means the Internal Revenue Code of 1986, as amended; “Employee Benefit Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA, including, without limitation, all equity and equity-based, severance, employment, change-in-control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, under which (x) any current or former employee, director, independent contractor or other service provider of the Company or its subsidiaries has any present or future right to benefits and which are contributed to, sponsored by or maintained by the Company or any of the subsidiaries or (y) the Company or any of the subsidiaries has had or has any present or future direct or contingent obligation or liability; “ERISA” means the Employee Retirement Income Security Act of 1974, as amended; “ERISA Affiliate” means any member of the company’s controlled group as determined pursuant to Code Section 414(b), (c), (m) or (o), with respect to any Person, each business or entity under “common control” with such Person within the meaning of Section 4001(a)(14) of ERISA; and “Foreign Benefit Plan” means any Employee Benefit Plan established, maintained or contributed to outside of the United States of America and which is not subject to United States law.

5.23         Insurance. The Company and the subsidiaries carry or are entitled to the benefits of insurance, with what the Company reasonably believes to be financially sound and reputable insurers, in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and assets, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of the subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.

5.24         Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

5.25         No Unlawful Payments. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, Affiliate or other person acting on behalf of the Company or any of its subsidiaries has taken any action, directly or indirectly, that would result in a violation by such persons of any applicable anti-corruption laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) in violation of any applicable anti-corruption laws, and the Company and its subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain policies and procedures designed to ensure continued compliance therewith.

5.26         Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Anti-Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

5.27         No Conflicts with Sanctions Laws. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, Affiliate or other person acting on behalf of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not knowingly directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or the business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in violation by any Person of Sanctions.

5.28         Regulatory Matters. Except as would not, singly or in the aggregate, result in a Material Adverse Effect: (i) neither the Company nor any of its subsidiaries has received any FDA Form 483, notice of adverse finding, warning letter or other correspondence or notice from the U.S. Food and Drug Administration (“FDA”) or any other Governmental Entity alleging or asserting noncompliance with any Applicable Laws (as defined in clause (ii) below) or Authorizations (as defined in clause (iii) below); (ii) the Company and each of its subsidiaries is and has been in compliance with statutes, laws, ordinances, rules and regulations applicable to the Company and its subsidiaries for the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company, including without limitation, the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 301, et seq., similar laws of other Governmental Entities and the regulations promulgated pursuant to such laws (collectively, “Applicable Laws”); (iii) the Company and each of its subsidiaries possesses all licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws and/or to carry on its businesses as now conducted (“Authorizations”) and such Authorizations are valid and in full force and effect and the Company is not in violation of any term of any such Authorizations; (iv) neither the Company nor any of its subsidiaries has received notice of any ongoing claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Entity or third party alleging that any product, operation or activity is in violation of any Applicable Laws or Authorizations or has any knowledge that any such Governmental Entity or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding, nor, to the Company’s knowledge, has there been any noncompliance with or violation of any Applicable Laws by the Company or any of its subsidiaries that could reasonably be expected to require the issuance of any such communication or result in an investigation, corrective action, or enforcement action by FDA or similar Governmental Entity; (v) neither the Company nor any of its subsidiaries has received notice that any Governmental Entity has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations or has any knowledge that any such Governmental Entity is threatening or is considering such action; and (vi) the Company and each of its subsidiaries has filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete, correct and not misleading on the date filed (or were corrected or supplemented by a subsequent submission). Neither the Company, any subsidiary nor, to the Company’s knowledge, any of their respective directors, officers, employees or agents has been convicted of any crime under any Applicable Laws or has been the subject of an FDA debarment proceeding. Neither the Company nor any subsidiary has been nor is now subject to FDA’s Application Integrity Policy. To the Company’s knowledge, neither the Company, any subsidiary nor any of its directors, officers, employees or agents, has made, or caused the making of, any false statements on, or material omissions from, any other records or documentation prepared or maintained to comply with the requirements of the FDA or any other Governmental Entity. Neither the Company, any subsidiary nor, to the Company’s knowledge, any of their respective directors, officers, employees or agents, have with respect to each of the following statutes, or regulations promulgated thereto, as applicable: (i) engaged in activities under 42 U.S.C. §§ 1320a-7b or 1395nn; (ii) knowingly engaged in any activities under 42 U.S.C. § 1320a-7b or the Federal False Claims Act, 31 U.S.C. § 3729; or (iii) knowingly and willfully engaged in any activities under 42 U. S.C.§ 1320a-7b, which are prohibited, cause for civil penalties, or constitute a mandatory or permissive exclusion from Medicare, Medicaid, or any other State Health Care Program or Federal Health Care Program.

5.29         Research, Studies and Tests. The research, nonclinical and clinical studies and tests conducted by, or to the knowledge of the Company, or on behalf of the Company and its subsidiaries have been and, if still pending, are being conducted with reasonable care and in all material respects in accordance with experimental protocols, procedures and controls pursuant to all Applicable Laws and Authorizations; the descriptions of the results of such research, nonclinical and clinical studies and tests contained in the SEC Reports are accurate and complete in all material respects and fairly present in all material respects the data derived from such research, nonclinical and clinical studies, and tests; the Company is not aware of any research, nonclinical or clinical studies or tests, the results of which the Company believes reasonably call into question the research, nonclinical or clinical study or test results described or referred to in the SEC Reports when viewed in the context in which such results are described; and neither the Company nor, to the knowledge of the Company, any of its subsidiaries has received any notices or correspondence from any Governmental Entity that will require the termination, suspension or material modification of any research, nonclinical or clinical study or test conducted by or on behalf of the Company or its subsidiaries, as applicable.

5.30         Private Placement. Neither the Company nor its subsidiaries, nor any person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration under the 1933 Act of the Securities being sold pursuant to this Agreement. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4 hereof, the issuance of the Securities, including the issuance of the Series 1 Preferred Conversion Shares, is exempt from registration under the 1933 Act.

5.31         Registration Rights. Except as required pursuant to Section 8 of this Agreement, pursuant to the Registration Rights Agreement or as disclosed in the SEC Reports or S-4 Registration Statement, the Company is presently not under any obligation, and has not granted any rights, to register under the 1933 Act any of the Company’s presently outstanding securities or any of its securities that may hereafter be issued that have not expired or been satisfied.

SECTION 6.     Covenants.

6.01         Reasonable Best Efforts. Each party shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 7 of this Agreement.

6.02         Disclosure of Transactions and Other Material Information. Within the applicable period of time required by the 1934 Act, the Company shall file a Current Report on Form 8-K describing the terms and conditions of the transactions contemplated by this Agreement in the form required by the 1934 Act and attaching the Agreement as an exhibit to such filing (including all attachments, the “8-K Filing”). The Company shall provide the Purchasers with a reasonable opportunity to review and provide comments on the draft of such 8-K Filing. Subject to the foregoing, and other than the S-4 Registration Statement, the SEC Reports, any other filings required under the 1934 Act and any press releases issued in connection with the transactions contemplated hereby or by the Merger Agreement, neither the Company nor any Purchaser shall issue any press releases or any other public statements with respect to the transactions contemplated hereby. Notwithstanding the foregoing, and unless otherwise agreed to in writing by the Company and the Purchasers, the Company shall not publicly disclose the name of any Purchaser or an Affiliate of any Purchaser, or include the name of any Purchaser or an Affiliate of any Purchaser in any press release or, unless otherwise required by applicable law, any filing with the Commission or any regulatory agency or the National Exchange, without the prior written consent of such Purchaser.

6.03         Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by a Purchaser in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Purchaser effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement, including, without limitation, Section 9.01 of this Agreement; provided that a Purchaser and its pledgee shall be required to comply with the provisions of Section 9.01 of this Agreement in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a Purchaser; provided that any and all costs to effect the pledge of the Securities are borne by the pledgor and/or pledgee and not the Company.

6.04         Expenses. The Company and each Purchaser is liable for, and will pay, its own expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement, including, without limitation, attorneys’ and consultants’ fees and expenses, except that the Company has agreed to reimburse the BBA Purchasers in an amount of up to $150,000 for BBA Purchasers’ reasonable legal fees at the time of the Closing to the extent that ArTara Therapeutics, Inc. has not reimbursed the BBA Purchasers for such amount at the time of the execution of this Agreement.

6.05        Listing. The Company shall use its best efforts to take all steps necessary to maintain the listing of its Common Stock on a National Exchange.

6.06       Reservation of Common Stock. Following the Company’s receipt of the Required Parent Stockholder Vote, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance from and after the Closing Date, the number of Series 1 Preferred Conversion Shares (without taking into account any limitations on conversion of the Series 1 Preferred Stock set forth in the Certificate of Designation).

6.07       Participation in Future Financings.

(a)         From the Effective Date and until the consummation of the Company’s second Qualified Subsequent Financing (as defined below), each Purchaser that purchases Series 1 Preferred Stock hereunder (the “Preferred Stock Purchasers”) shall have the right to participate in any Subsequent Financing up to its pro rata amount, calculated as its percentage equity ownership of the Company’s outstanding equity (without taking into account any beneficial ownership limitations on conversion or exercise of any Common Stock Equivalents held by such Preferred Stock Purchaser), on the same terms, conditions and price provided for in the Subsequent Financing, unless the Subsequent Financing is an underwritten public offering (an “Underwritten Subsequent Financing”), in which case the Company shall offer the Preferred Stock Purchasers the right to participate in such public offering when it is lawful for the Company to do so, including with respect to any limitations necessary to preserve the validity of the private placement exemption under the 1933 Act for the offer and sale of the Securities hereunder, but the Preferred Stock Purchasers shall not be entitled to purchase any particular amount of such public offering. For purposes of this Agreement, the term “Subsequent Financing” shall mean a financing in which the Company or any of the subsidiaries proposes to issue Common Stock, or Common Stock Equivalents, for cash consideration, indebtedness or a combination thereof, other than (i) a rights offering to all holders of Common Stock and Preferred Stock (which may include extending such rights to holders of Common Stock Equivalents) or (ii) an Exempt Issuance, and the term “Qualified Subsequent Financing” shall mean a Subsequent Financing (other than an Underwritten Subsequent Financing)_in which the Company receives at least $10,000,000 in gross proceeds.

(b)       At least 10 Business Days prior to the closing of the Subsequent Financing, the Company shall deliver to the Preferred Stock Purchasers a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask each Preferred Stock Purchaser if it wants to review the details of such financing in order to confirm whether such Preferred Stock Purchaser wishes to participate in such financing (such additional notice, a “Subsequent Financing Notice”). Upon the request of a Preferred Stock Purchaser, and only upon a request by such Preferred Stock Purchaser, for a Subsequent Financing Notice, the Company shall promptly, but no later than one Business Day after such request, deliver a Subsequent Financing Notice to the Preferred Stock Purchaser. The requesting Preferred Stock Purchaser hereby acknowledges and agrees that the Subsequent Financing Notice may constitute and may contain material non-public information. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the person or persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.

(c)       If the Preferred Stock Purchaser wishes to participate in such Subsequent Financing it must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the fifth Business Day after the Preferred Stock Purchaser has received the Subsequent Financing Notice that the Preferred Stock Purchaser is willing to participate in the Subsequent Financing, the amount of the Preferred Stock Purchaser’s participation, and representing and warranting that the Preferred Stock Purchaser has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Company receives no such notice from the Preferred Stock Purchaser as of such fifth Business Day, the Preferred Stock Purchaser shall be deemed to have notified the Company that it does not elect to participate and the Company may effect the Subsequent Financing on the terms and with the persons set forth in the Subsequent Financing Notice.

(d)       If by 5:30 p.m. (New York City time) on the fifth Business Day after the Preferred Stock Purchaser has received the Subsequent Financing Notice, the Company has received written notification by the Preferred Stock Purchaser of its willingness to participate in the Subsequent Financing (or to cause its designees to participate), then the Company shall effect the Subsequent Financing with the Preferred Stock Purchaser (in the amount indicated in its notification) and, with respect to the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Subsequent Financing Notice.

(e)       The Company must provide the Preferred Stock Purchaser with a second Subsequent Financing Notice, and the Preferred Stock Purchaser will again have the right of participation set forth above in this Section 6.07, if the Subsequent Financing subject to the initial Subsequent Financing Notice is amended in any material respect or is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within 30 Business Days after the date of the initial Subsequent Financing Notice.

(f)       Notwithstanding anything to the contrary in this Section 6.07 and unless otherwise agreed to by the Preferred Stock Purchaser, the Company shall either confirm in writing to the Preferred Stock Purchaser that the transaction with respect to the Subsequent Financing has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Financing, in either case in such a manner such that the Preferred Stock Purchaser will not be in possession of any material, non-public information, by the 30th Business Day following delivery of the Subsequent Financing Notice. If by such 30th Business Day, no public disclosure regarding a transaction with respect to the Subsequent Financing has been made, and no notice regarding the abandonment of such transaction has been received by the Preferred Stock Purchaser, such transaction shall be deemed to have been abandoned and the Preferred Stock Purchaser shall not be deemed to be in possession of any material, non-public information with respect to the Company or any of its subsidiaries.

6.08      Board Rights.

(a)       Effective upon the Closing Date, the BBA Purchasers, acting together, shall have the right (but not the obligation) to designate (i) one member of the board of directors of the Company (the “Board”) for so long as the BBA Purchasers collectively hold at least 2.50% of the Company’s outstanding Common Stock and at least 50% of the securities purchased (including shares of Common Stock issued upon conversion or exchange of such securities purchased) by them pursuant to this Agreement or (ii) two (2) members of the Board (each such designated Board member being referred to herein as a “BBA Purchaser Board Designee”) for so long as the BBA Purchasers collectively hold at least that percentage of the Company’s outstanding Common Stock as is equal to two (2) divided by the total number of members of the Board (including the BBA Purchaser Board Designee(s)) (such percentage may be rounded up to two (2) whole members of the Board in accordance with the Nasdaq Listing Rules) and at least 50% of the securities purchased (including shares of Common Stock issued upon conversion or exchange of such securities purchased) by them pursuant to this Agreement (the “BBA Purchaser Board Designation Right”); provided, that each such designee must qualify as an “independent” director as defined under Nasdaq Listing Rule 5605(a)(2), and each such designee shall have provided the Nominating and Governance Committee of the Board (the “Nominating Committee”) such information as the Nominating Committee customarily requests pursuant to its charter then in effect or pursuant to the Company’s bylaws, to determine that such BBA Purchaser Board Designee meets the independence requirements under Nasdaq Listing Rule 5605(a)(2), and is not otherwise disqualified by applicable Nasdaq Stock Market or Commission rules or regulations from service on the Board. The Company agrees to take all necessary corporate and other actions, including increasing the size of the Board, if necessary, and filling the resulting vacancy by vote of the Board and/or to request a vote of the stockholders of the Company, to permit each BBA Purchaser Board Designee to be appointed or elected by the members of the Board and/or shareholders, as applicable, pursuant to the Company’s Certificate of Incorporation and Bylaws.

(b)       Effective upon the Closing Date, Boxer shall have the right (but not the obligation) to designate one member of the Board (the “Boxer Board Designee”) for so long as Boxer holds at least 2.50% of the Company’s outstanding Common Stock and at least 50% of the securities purchased (including shares of Common Stock issued upon conversion or exchange of such securities purchased) by it pursuant to this Agreement (the “Boxer Board Designation Right”); provided, that such designee must qualify as an “independent” director as defined under Nasdaq Listing Rule 5605(a)(2), and such designee shall have provided the Nominating Committee such information as the Nominating Committee customarily requests pursuant to its charter then in effect or pursuant to the Company’s bylaws, to determine that such Boxer Board Designee meets the independence requirements under Nasdaq Listing Rule 5605(a)(2), and is not otherwise disqualified by applicable Nasdaq Stock Market or Commission rules or regulations from service on the Board. The Company agrees to take all necessary corporate and other actions, including increasing the size of the Board, if necessary, and filling the resulting vacancy by vote of the Board and/or to request a vote of the stockholders of the Company, to permit the Boxer Board Designee to be appointed or elected by the members of the Board and/or shareholders, as applicable, pursuant to the Company’s Certificate of Incorporation and Bylaws.

(c)       In addition, (i) at any time after the Closing Date when (x) the BBA Purchasers own at least 2.5% of the Company’s outstanding Common Stock and at least 33% of the securities purchased (including shares of Common Stock issued upon conversion or exchange of such securities purchased) by them pursuant to this Agreement, and (y) the BBA Purchasers do not then have two BBA Purchaser Board Designees serving on the Board, the BBA Purchasers shall have the right to designate one individual to be present and participate in a non-voting capacity at all meetings of the Board or any committee thereof, including any telephonic meetings (such individual, the “BBA Purchaser Board Observer”) and (ii) at any time after the Closing Date when (x) Boxer owns at least 2.5% of the Company’s outstanding Common Stock and at least 33% of the securities purchased (including shares of Common Stock issued upon conversion or exchange of such securities purchased) by it pursuant to this Agreement, and (y) Boxer does not then have a Boxer Board Designee serving on the Board, Boxer shall have the right to designate one individual to be present and participate in a non-voting capacity at all meetings of the Board or any committee thereof, including any telephonic meetings (such individual, the “Boxer Board Observer”). Any materials that are sent by the Company to the members of the Board in their capacity as such shall be sent to the BBA Purchaser Board Observer and Boxer Board Observer simultaneously by means reasonably designed to ensure timely receipt by the BBA Purchaser Board Observer and Boxer Board Observer, and the Company will give the BBA Purchaser Board Observer and Boxer Board Observer notice of such meetings, by the same means as such notices are delivered to the members of the Board and at the same time as notice is provided or delivered to the Board; provided, that each of the BBA Purchaser Board Observer and Boxer Board Observer agrees to hold in confidence and trust, to act in a fiduciary manner with respect to and not to disclose any information provided to or learned by the BBA Purchaser Board Observer and/or Boxer Board Observer acting in such capacity, whether in connection with such individual’s attendance at meetings of the Board, in connection with the receipt of materials delivered to the Board or otherwise. Notwithstanding the provisions of this Section 6.08(c), the Company reserves the right to exclude the BBA Purchaser Board Observer and/or the Boxer Board Observer from any meeting of a committee of the Board for any reason whatsoever, to exclude the BBA Purchaser Board Observer and/or Boxer Board Observer from any meeting of the Board, or a portion thereof, and to redact portions of any materials delivered to the BBA Purchaser Board Observer and/or Boxer Board Observer where and to the extent that the Company reasonably believes that withholding such information or excluding such individual from attending such meeting of the Board, or a portion thereof, is reasonably necessary: (i) to preserve attorney-client, work product or similar privilege between the Company and its counsel with respect to any matter; (ii) to comply with the terms and conditions of confidentiality agreements between the Company and any third parties; or (iii) because the Board has determined that there exists, with respect to the subject of such deliberation or such information, an actual or potential conflict of interest between the BBA Purchasers or Boxer, as the case may be, and the Company. Further, the members of the Board shall be entitled to hold executive sessions which the BBA Purchaser Board Observer and Boxer Board Observer may not be invited to attend. The BBA Purchaser Board Observer and the Boxer Board Observer shall use the same degree of care to protect the Company’s confidential and proprietary information as the BBA Purchasers or Boxer, as applicable, use to protect their confidential and proprietary information of like nature, but in no circumstances with less than reasonable care.

(d)       For purposes of this Section 6.08, ownership shall be calculated in accordance with applicable guidance published by the Nasdaq Stock Market and shall exclude any shares underlying Common Stock Equivalents requiring additional payments to receive the underlying Common Stock upon such exercise or conversion.

6.09       Negative Covenants. For so long as at least 50% of the Series 1 Preferred Stock issued under this Agreement remains outstanding, in addition to any other vote or approval required under the Bylaws or Certificate of Incorporation of the Company, the Company shall not, directly or indirectly, do any of the following without the prior written approval of the BBA Purchasers:

(a)       liquidate, dissolve or wind-up the affairs of the Company, or effect any merger or consolidation or other Fundamental Transaction (as defined in the Certificate of Designation);

(b)       alter or amend the Company’s Certificate of Incorporation, the Bylaws, or the Certificate of Designation in a manner that adversely effects the powers, preferences or rights given to the Series 1 Preferred Stock in the Certificate of Designation and that is disproportionate to the effect of such alteration or amendment on any other class or series of the Company’s capital stock;

(c)       materially change the principal business of the Company, enter into new lines of business, or exit the Company’s current line of business;

(d)       purchase or redeem or pay any dividend on any capital stock of the Company other than the repurchase of shares from former employees or consultants in connection with the cessation of their employment or services with the Company, at a repurchase price no greater than cost or a repurchase price approved by the Board;

(e)       sell, assign, license or pledge TAR-002, (a/k/a OK-432 or picibanil), other than licenses granted in the ordinary course of business; or

(f)       enter into any in-license, asset transfer, merger or acquisition (or similar corporate strategic relationship) involving assets of the Company with an aggregate value of more than $2,500,000.

provided that if the Company seeks approval from the BBA Purchasers for any of the foregoing and the BBA Purchasers do not respond to such request within seven Business Days or the BBA Purchasers elect not to receive the information required to consider such requested approvals, the requirement for the BBA Purchasers’ approval shall be deemed waived by the parties solely with respect to the applicable approval being sought.

SECTION 7.     Conditions of Purchasers’ Obligations.

7.01         Conditions of the Purchasers’ Obligations at the Closing. The obligations of the Purchasers under Section 2 hereof are subject to the fulfillment, at or prior to the applicable Closing, of all of the following conditions, any of which may be waived in whole or in part by the Purchasers in their absolute discretion.

(a)        Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except to the extent expressly made as of an earlier date in which case as of such earlier date).

(b)       Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or prior to the Closing Date.

(c)       Opinion of Company Counsel. The Company shall have delivered to the Purchasers the opinion of Morgan, Lewis & Bockius LLP, dated as of the Closing Date in form and substance reasonably satisfactory to the Purchasers.

(d)       Compliance Certificate. The Chief Executive Officer of the Company shall have delivered to the Purchasers at the Closing Date a certificate certifying that the conditions specified in Sections 7.01(a) and 7.01(b) of this Agreement have been fulfilled.

(e)       Secretary’s Certificate. The Secretary of the Company shall have delivered to the Purchasers at the Closing Date a certificate certifying (i) the Certificate of Incorporation, as amended, including the Certificate of Designation, of the Company; (ii) the Bylaws of the Company; and (iii) resolutions of the Board of Directors (or an authorized committee thereof) approving this Agreement and the transactions contemplated by this Agreement.

(f)       Listing Requirements. The Company’s Common Stock (i) shall be listed on a National Exchange and (ii) shall not have been suspended, as of the Closing Date, by the Commission or the National Exchange from trading thereon nor shall suspension by the Commission or the National Exchange have been threatened, as of the Closing Date, either (A) in writing by the Commission or the National Exchange or (B) by falling below the minimum listing maintenance requirements of the National Exchange, unless, in the case of any such threatened suspension by the Commission or the National Exchange, the consummation of the Merger and the transactions contemplated under the Merger Agreement and this Agreement would reasonably be expected to cause the Company to comply with the minimum listing maintenance requirements of the National Exchange and thereby address any such written suspension threat by the Commission or the National Exchange.

(g)       Qualification under State Securities Laws. All registrations, qualifications, permits and approvals, if any, required under applicable state securities laws shall have been obtained for the lawful execution, delivery and performance of this Agreement.

(h)       Closing of Merger. The Merger (as defined in the Merger Agreement) shall have become effective.

(i)       Minimum Investment. The Purchasers shall purchase at least $40,000,000.00 in Securities at the Closing; provided, however, that if any Purchaser’s failure, inability or unwillingness to purchase at the Closing the Securities that such Purchaser has agreed pursuant to this Agreement to purchase at the Closing is the reason that this condition is not satisfied at the Closing, such Purchaser may not rely on this condition to excuse such failure, inability or unwillingness.

(j)       Registration Rights Agreement. The Company shall have delivered the Registration Rights Agreement in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), executed by the parties thereto, to the Purchasers.

(k)       Lock-Up Agreements. The officers and directors of the Company who are continuing in such roles following the Closing Date shall have executed a Parent Lock-Up Agreement (defined in the Merger Agreement).

(l)       Board Composition; CEO Appointment. As of the Closing, (i) the Board shall be comprised of no less than five (5) members and no more than seven (7) members, (ii) a majority of the members of the Board shall be “independent” within the meaning of the Nasdaq Stock Market rules, and (iii) Jesse Shefferman shall be appointed as the Chief Executive Officer of the Company.

7.02         Conditions of the Company’s Obligations. The obligations of the Company under Section 2 hereof are subject to the fulfillment, at or prior to the applicable Closing, of all of the following conditions, any of which may be waived in whole or in part by the Company in its absolute discretion.

(a)       Representations and Warranties. The representations and warranties of the Purchasers contained in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except to the extent expressly made as of an earlier date in which case as of such earlier date).

(b)       Performance. Each Purchaser shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or prior to the Closing Date.

(c)       Qualification under State Securities Laws. All registrations, qualifications, permits and approvals, if any, required under applicable state securities laws shall have been obtained for the lawful execution, delivery and performance of this Agreement.

(d)       Closing of Merger. The Merger shall have become effective.

(e)       Minimum Investment. The Purchasers shall purchase at least $40,000,000.00 in Securities at the Closing

SECTION 8.     Registration Rights. If at any time after 180 days following the Closing Date, the BBA Purchasers or Boxer determine, based on the totality of the circumstances, that they may be deemed to be “affiliates” of the Company within the meaning of Rule 144 of the 1933 Act, whether through the exercise of their respective board designation rights as provided in Section 6.08 or otherwise, the Company shall enter into the registration rights agreement with the BBA Purchasers or Boxer (as applicable) in the form attached hereto as Exhibit B (the “BBA Registration Rights Agreement”).

SECTION 9.     Transfer Restrictions; Restrictive Legend.

9.01         Transfer Restrictions. The Purchasers understand that the Company may, as a condition to the transfer of any of the Securities or the Series 1 Preferred Conversion Shares, require that the request for transfer be accompanied by a certificate and/or an opinion of counsel reasonably satisfactory to the Company, to the effect that the proposed transfer does not result in a violation of the 1933 Act, unless such transfer is covered by an effective registration statement or by Rule 144 or Rule 144A under the 1933 Act. It is understood that the certificates evidencing the Securities and Series 1 Preferred Conversion Shares may bear substantially the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAWS OR A CERTIFICATE AND/OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

SECTION 10.         Registration, Transfer and Substitution of Certificates for Securities.

10.01       Stock Register; Ownership of Securities. The Company will keep at its principal office, or will cause its transfer agent to keep, a register in which the Company will provide for the registration of transfers of the Securities. The Company may treat the person in whose name any of the Securities are registered on such register as the owner thereof and the Company shall not be affected by any notice to the contrary. All references in this Agreement to a “holder” of any Securities shall mean the person in whose name such Securities are at the time registered on such register.

10.02       Replacement of Certificates. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate representing any of the Securities, and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement and surety bond reasonably satisfactory to the Company or, in the case of any such mutilation, upon surrender of such certificate for cancellation at the office of the Company maintained pursuant to Section 10.01 hereof, the Company at its expense will execute and deliver, in lieu thereof, a new certificate representing such Securities, of like tenor.

SECTION 11.     Definitions.  Unless the context otherwise requires, the terms defined in this Section 11 shall have the meanings specified for all purposes of this Agreement. All accounting terms used in this Agreement, whether or not defined in this Section 11, shall be construed in accordance with GAAP and such accounting terms shall be determined on a consolidated basis for the Company and each of its subsidiaries.

“1933 Act Regulations” means the rules and regulations promulgated under the 1933 Act.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1934 Act Regulations” means the rules and regulations promulgated under the 1934 Act.

“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the 1934 Act.

“BBA Purchasers” means the investment partnerships advised by Baker Bros. Advisors LP set forth on the Schedule of Purchasers.

“Boxer” means Boxer Capital, LLC and MVA Investors, LLC.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

“Common Stock Equivalents” means any securities of the Company or the subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Common Stock Purchase Price” means the price per share of Common Stock that is equal to (x) Aggregate Valuation (as defined in the Merger Agreement), divided by (y) the Post-Closing Parent Shares (as defined in the Merger Agreement), rounded to six decimal points.

“Environmental Law” means any federal, state, local or foreign Law relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

“Exempt Issuance” means the issuance of (a) shares of Common Stock and options to officers, directors, employees or service providers of the Company, prior to and after the Closing Date, (b) securities issuable pursuant to this Agreement or upon conversion or exercise of such securities, (c) securities issued pursuant to the Merger Agreement or upon conversion or exercise of such securities, (d) other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities and any term thereof have not been amended since the date of this Agreement to increase the number of such securities or to decrease the issue price, exercise price, exchange price or conversion price of such securities, (e) securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction, and/or (f) securities issued in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships.

“Governmental Authorization” means any: (a) permit, license, certificate, certification, franchise, permission, approval, exemption, variance, exception, order, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Entity or pursuant to any law; or (b) right under any contract with any Governmental Entity.

“Hazardous Materials” means any pollutant, chemical, substance and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical, or chemical compound, or hazardous substance, material or waste, whether solid, liquid or gas, that is subject to regulation, control or remediation under any Environmental Law, including without limitation, crude oil or any fraction thereof, and petroleum products or by-products.

“Person” means any individual, entity or Governmental Entity.

“Preferred Stock” means the Company’s preferred stock, par value $0.001 per share.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the 1933 Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Series 1 Preferred Conversion Shares” means the shares of Common Stock issuable upon conversion of the Series 1 Preferred Stock.

“Series 1 Preferred Stock Purchase Price” means the price per share of Series 1 Preferred Stock as is equal to one thousand (1,000) times the Common Stock Purchase Price.

SECTION 12.    Miscellaneous.

12.01       Waivers and Amendments. Upon the approval of the Company and the written consent of the Purchasers, the obligations of the Company and the rights of the Purchasers under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely). Neither this Agreement, nor any provision hereof, may be changed, waived, discharged or terminated orally or by course of dealing, but only by an instrument in writing executed by the Company and the Purchasers holding, or having the right to purchase at the Closing, a majority of the Securities purchased or to be purchased hereunder (calculated on an as-converted to Common Stock basis); provided that (i) prior to the Closing Date, the Schedule of Purchasers shall only be amended by the Company in accordance with Section 3 and as necessary to insert share numbers once the Common Stock Purchase Price and Series 1 Preferred Stock Purchaser Price are finally determined pursuant to the Merger Agreement; (ii) any change, waiver, discharge or termination of Section 6.04, Section 6.08(a), Section 6.08(c) (with respect to the BBA Purchasers’ rights therein), Section 6.09, Section 8 and this clause (ii) of Section 12.01 shall require the consent of the BBA Purchasers; and (iii) any change, waiver, discharge or termination of 6.08(b), Section 6.08(c) (with respect to Boxer’s rights therein), Section 8 (with respect to Boxer’s rights therein) and this clause (iii) of Section 12.01 shall require the consent of Boxer. Notwithstanding the foregoing, Section 6.09 may be amended or waived with the consent of the Company and the BBA Purchasers any time after the date on which the Company has completed one or more Subsequent Financings resulting in aggregate gross proceeds to the Company of at least $50,000,000.

12.02       Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered: (a) when delivered, if delivered personally, (b) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (c) one Business Day after being sent via a reputable nationwide overnight courier service guaranteeing next Business Day delivery, or (d) when receipt is acknowledged, in the case of email, in each case to the intended recipient as set forth below, with respect to the Company, and to the addresses set forth on the Schedule of Purchasers with respect to the Purchasers.

If to the Company (on or prior to the Closing Date):

Proteon Therapeutics, Inc.

200 West Street

Waltham, Massachusetts 02451

Attention: Chief Executive Officer

Email: ceo@proteontx.com

with a copy (which shall not constitute notice) to:

Morgan, Lewis & Bockius LLP

One Federal Street

Boston, Massachusetts 02210

Attention: Julio E. Vega

Email: julio.vega@morganlewis.com

If to the Company (following the Closing Date):

ArTara Therapeutics

1 Little W 12th Street

New York, NY 10014

Attention: Jesse Shefferman

Email: jesse.shefferman@artaratx.com

with a copy (which shall not constitute notice) to:

Cooley LLP

4401 Eastgate Mall

San Diego, CA 92121

Attn: Karen E. Deschaine, Esq.

Email: KDeschaine@cooley.com

or at such other address as the Company or each Purchaser may specify by written notice to the other parties hereto in accordance with this Section 12.02.

12.03       Cumulative Remedies. None of the rights, powers or remedies conferred upon the Purchasers on the one hand or the Company on the other hand shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

12.04       Successors and Assigns. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective parties hereto, the successors and permitted assigns of each Purchaser and the successors of the Company, whether so expressed or not. None of the parties hereto may assign its rights or obligations hereof without the prior written consent of the Company, except that a Purchaser may, without the prior consent of the Company, assign its rights to purchase the Securities hereunder to any of its Affiliates (provided each such Affiliate agrees to be bound by the terms of this Agreement and makes the same representations and warranties set forth in Section 4 hereof). This Agreement shall not inure to the benefit of or be enforceable by any other person.

12.05       Headings. The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

12.06       Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflict of law principles. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the City of New York and State of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

12.07       Survival. The representations and warranties of the Company and the Purchasers contained in Sections 4 and 5, and the agreements and covenants set forth in Sections 6, 8 and 12 shall survive the Closing in accordance with their respective terms. Each Purchaser shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

12.08       Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts (including counterparts delivered by facsimile or other electronic format) shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

12.09       Entire Agreement. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof and, except as set forth below, this agreement supersedes and replaces all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof. Notwithstanding the foregoing or anything to the contrary in this Agreement, this Agreement shall not supersede any confidentiality or other non-disclosure agreements that may be in place between the Company and any Purchaser.

12.10       Severability. If any provision of this Agreement shall be found by any court of competent jurisdiction to be invalid or unenforceable, the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable. Such provision shall, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable, and, as modified, shall be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect.

12.11       Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. Nothing contained herein, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as, and the Company acknowledges that the Purchasers do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group, and the Company will not assert any such claim with respect to such obligations or the transactions contemplated by this Agreement and the Company acknowledges that the Purchasers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. The Company acknowledges and each Purchaser confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

12.12       Termination. In the event that the Merger Agreement is terminated in accordance with its terms at any time prior to the consummation of the Closing, the Company shall have the right to terminate this Agreement by giving written notice of termination to the Purchasers, and the Purchasers shall have the right to terminate this Agreement by giving written notice of termination to the Company. In the event of the termination of this Agreement as provided in the foregoing provisions of this Section 12.12, this Agreement shall be of no further force or effect; provided, however, that (a) this Section 12.12 and the other provisions of Section 12 of this Agreement shall survive the termination of this Agreement and shall remain in full force and effect, and (b) the termination of this Agreement shall not relieve any party to this Agreement of any liability for common law fraud or for any Willful Breach of any representation, warranty, covenant, obligation or other provision contained in this Agreement.

“Willful Breach” means a deliberate act or deliberate failure to act, taken with the actual knowledge that such act or failure to act would result in or constitute a material breach of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed as of the Effective Date.

PROTEON THERAPEUTICS, INC.

By:	/s/ Timothy P. Noyes
Name:	Timothy P. Noyes
Title:	President and CEO

[Signature page to Subscription Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed as of the Effective Date.

667, L.P.

By: BAKER BROS. ADVISORS LP,
management company and investment adviser to 667, L.P., pursuant to authority granted to it by Baker Biotech Capital, L.P., general partner to 667, L.P., and not as the general partner

By:	/s/ Scott L. Lessing
Name:	Scott L. Lessing
Title:	President

BAKER BROTHERS LIFE SCIENCES, L.P.

By: BAKER BROS. ADVISORS LP,
management company and investment adviser to BAKER BROTHERS LIFE SCIENCES, L.P., pursuant to authority granted to it by Baker Brothers Life Sciences Capital, L.P., general partner to BAKER BROTHERS LIFE SCIENCES, L.P., and not as the general partner

By:	/s/ Scott L. Lessing
Name:	Scott L. Lessing
Title:	President

[Signature page to Subscription Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed as of the Effective Date.

BOXER CAPITAL, LLC

By:	/s/ Aaron Davis
Name: Aaron Davis
Title: Chief Executive Officer

MVA INVESTORS, LLC

By:	/s/ Aaron Davis
Name: Aaron Davis
Title: Chief Executive Officer

[Signature page to Subscription Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed as of the Effective Date.

OPALEYE LP

By:	/s/ James Silverman
Name:	James Silverman
Title:	Founder / General Partner

[Signature page to Subscription Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed as of the Effective Date.

DRW VENTURE CAPITAL, LLC

By:	/s/ David B. Nelson
Name:	David B. Nelson
Title:	Vice President

[Signature page to Subscription Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed as of the Effective Date.

IKARIAN CAPITAL

By:	/s/ Chart Westcott
Name:	Chart Westcott
Title:	COO

[Signature page to Subscription Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed as of the Effective Date.

JAMES F. REDDOCH

By:	/s/ James F. Reddoch

[Signature page to Subscription Agreement]

Schedule I

SCHEDULE OF PURCHASERS

CLOSING:

Exhibit A

CERTIFICATE OF DESIGNATION

PROTEON THERAPEUTICS, INC.

CERTIFICATE OF DESIGNATION OF PREFERENCES,
RIGHTS AND LIMITATIONS
OF
SERIES 1 CONVERTIBLE NON-VOTING PREFERRED STOCK

PURSUANT TO SECTION 151(G) OF THE
DELAWARE GENERAL CORPORATION LAW

PROTEON THERAPEUTICS, INC., a Delaware corporation (the “Corporation”), in accordance with the provisions of Section 103 of the Delaware General Corporation Law (the “DGCL”), does hereby certify that, in accordance with Section 151 of the DGCL, the following resolution was duly adopted by the Board of Directors of the Corporation as of [date], 2019:

RESOLVED, that the Board of Directors of the Corporation, pursuant to authority expressly vested in it by the provisions of the Certificate of Incorporation of the Corporation, hereby authorizes the issuance of a series of Preferred Stock designated as the Series 1 Convertible Non-Voting Preferred Stock, par value $0.001 per share, of the Corporation, with a stated value of $[1000 x conversion price] per share, and hereby fixes the designation, number of shares, powers, preferences, rights, qualifications, limitations and restrictions thereof (in addition to any provisions set forth in the Certificate of Incorporation of the Corporation which are applicable to the Preferred Stock of all classes and series) as follows:

SERIES 1 CONVERTIBLE NON-VOTING PREFERRED STOCK

Section 1.       Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Affiliate” means any Person (as hereinafter defined) that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 144 under the Securities Act (“Rule 144”). With respect to a Holder, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Holder will be deemed to be an Affiliate of such Holder. As used in this definition of “Affiliate,” the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or partnership or other ownership interest, by contract, or otherwise.

“Attribution Parties” means, with respect to any Holder, collectively, any of such Holder’s Affiliates, any Persons acting as a “group” together with such Holder with respect to the Common Stock for purposes of Section 13(d) of the Exchange Act, and any other Persons whose beneficial ownership of the Common Stock would be aggregated with such Holder’s for purposes of Section 13(d) of the Exchange Act.

The “Beneficial Ownership Limitation” shall be 9.99%; provided that, by written notice to the Corporation, the Holder may from time to time increase or decrease the Beneficial Ownership Limitation to any other percentage not in excess of 19.99% specified in such notice; provided that (i) any increase from a limit set pursuant to this sentence or pursuant to a previous notice will not be effective until the sixty-first (61st) day after such notice (or subsequent notice) is delivered to the Corporation, and (ii) any such increase or decrease will apply only to the Holder and not to any other Holder of Series 1 Preferred Stock.

“Board of Directors” means the Board of Directors of the Corporation.

“Business Day” means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

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“Buy-In Shares” shall have the meaning set forth in Section 7(f)(i).

“Bylaws” means the Amended and Restated Bylaws of the Corporation, as they may be amended, restated modified or supplemented and in effect from time to time.

“Certificate” means this Certificate of Designation of Preferences, Rights and Limitations of Series 1 Convertible Non-Voting Preferred Stock.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the Corporation’s common stock, par value $0.001 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed.

“Conversion Date” shall have the meaning set forth in Section 7(a).

“Conversion Notice” shall have the meaning set forth in Section 7(d)(i).

“Conversion Price” shall mean, on a per share basis, as of any Conversion Date or other date of determination, $[common stock purchase price], subject to adjustment as provided herein.

“Conversion Rate” shall have the meaning set forth in Section 7(c).

“Conversion Shares” shall have the meaning set forth in Section 7(b).

“Converting Holder” shall have the meaning set forth in Section 7(d)(i).

“Corporation” shall have the meaning set forth in the preamble.

“DGCL” shall have the meaning set forth in the preamble.

“Distribution” shall have the meaning set forth in Section 3.

“DTC” shall have the meaning set forth in Section 7(d)(ii).

“DWAC” shall have the meaning set forth in Section 7(d)(ii).

“Effective Date” means [date].

“Excess Shares” shall have the meaning set forth in Section 7(g).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fundamental Transaction” shall have the meaning set forth in Section 8(b)(i).

“Holder” shall mean each holder of record of shares of Series 1 Preferred Stock.

“Junior Securities” shall have the meaning set forth in Section 6(a).

“National Exchange” means each of the following, together with any successor thereto: the NYSE American, The New York Stock Exchange, the NASDAQ Global Market, the NASDAQ Global Select Market and the NASDAQ Capital Market.

“Parity Securities” shall have the meaning set forth in Section 6(a).

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“Person” shall mean an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof or any other legal entity.

“Principal Market” means the NASDAQ Global Market; however, if the Common Stock becomes listed on another National Exchange after the Effective Date, then, from and after such date, the “Principal Market” shall mean such National Exchange.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of September 23, 2019, by and among the Corporation and the investors party thereto, as the same may be amended, restated, modified or supplemented and in effect from time to time.

“Registration Statement Effective Date” shall have the meaning set forth in Section 7(d)(iv).

“Requisite Holders” means, as of any date, the Holders of at least 66.6% of the then-outstanding shares of Series 1 Preferred Stock.

“Securities” means, collectively, the shares of Series 1 Preferred Stock and the Conversion Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Purchase Agreement” means that certain Subscription Agreement, dated as of September 23, 2019, between the Corporation and the investors party thereto.

“Senior Securities” shall have the meaning set forth in Section 6(a).

“Series 1 Liquidation Preference” means, with respect to each share of Series 1 Preferred Stock, an amount equal to $10.00.

“Series 1 Preferred Director” has the meaning set forth in Section 4(b).

“Series 1 Preferred Stock” has the meaning set forth in Section 2(a).

“Series 1 Preferred Stock Register” has the meaning set forth in Section 2(b).

“Share Delivery Date” shall have the meaning set forth in Section 7(d)(ii).

“Stated Value” shall mean $[1000x conversion price].

“Stock Event” means any stock split, stock combination, reclassification, stock dividend, recapitalization or other similar transaction of such character that shares of Common Stock shall be changed into or become exchangeable for a larger or small number of shares.

“Taxes” means all taxes, charges, fees, levies or other like assessments, including United States federal, state, local, foreign and other net income, gross income, gross receipts, social security, estimated, sales, use, ad valorem, franchise, profits, net worth, alternative or add-on minimum, capital gains, license, withholding, payroll, employment, unemployment, social security, excise, property, transfer taxes and any and all other taxes, assessments, fees or other governmental charges, whether computed on a separate, consolidated, unitary, combined or any other basis together with any interest and any penalties, additions to tax, estimated taxes or additional amounts with respect thereto, and including any liability for taxes as a result of being a member of a consolidated, combined, unitary or affiliated group or any other obligation to indemnify or otherwise succeed to the tax liability of any other Person.

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“Trading Day” means any day on which the Common Stock is traded on the Principal Market; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade, or actually trades, on the Principal Market for less than 4.5 hours.

“Transfer Agent” shall have the meaning set forth in Section 7(d)(ii).

“Volume Weighted Average Price” means, for any security as of any date, the U.S. dollar volume-weighted average price for such security on its Principal Market during the period beginning at 9:30 a.m., New York City time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00 p.m., New York City time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg Markets (or any successor thereto) “Bloomberg”) through its “Volume at Price” functions, or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York City time (or such other time as such over-the-counter market publicly announces is the official open of trading), and ending at 4:00 p.m., New York City time (or such other time as such over-the-counter market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group, Inc. (or any successor thereto). If the Volume Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Volume Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Corporation and the Holders of a majority of the outstanding shares of Series 1 Preferred Stock as to which the determination is being made. If the Principal Market is located in a country other than the United States, the Volume Weighted Average Price shall be calculated in U.S. dollars using the spot rate for the purchase of the applicable foreign currency at the close of business on the immediately preceding Business Day in New York, New York published in the Wall Street Journal. All such determinations shall be appropriately adjusted for any Stock Event during any period during which the Volume Weighted Average Price is being determined. Volume Weighted Average Price will be determined without regard to after-hours trading or any other trading outside of the regular trading hours.

“Unrestricted Conditions” shall have the meaning set forth in Section 7(d)(iv).

Section 2.     Designation, Amount and Par Value; Assignment.

(a)       The series of preferred stock designated by this Certificate shall be designated as the Corporation’s Series 1 Convertible Non-Voting Preferred Stock (the “Series 1 Preferred Stock”), and the number of shares so designated shall be [      ] (which shall not be subject to increase without the written consent of the Requisite Holders ) and shall be designated from the 10,000,000 shares of Preferred Stock authorized to be issued by the Certificate of Incorporation. Each share of Series 1 Preferred Stock shall have a par value of $0.001 per share.

(b)       The Corporation shall register, or cause to be registered, shares of the Series 1 Preferred Stock, upon records to be maintained by the Corporation (or the Corporation’s designated transfer agent for the Series 1 Preferred Stock) for that purpose (the “Series 1 Preferred Stock Register”), in the respective names of the Holders thereof from time to time. The Corporation may deem and treat the registered Holder of shares of Series 1 Preferred Stock as the absolute owner thereof for the purpose of any conversion thereof and for all other purposes. The Corporation shall register, or cause to be registered, the transfer of any shares of Series 1 Preferred Stock in the Series 1 Preferred Stock Register, upon surrender of the certificates evidencing such shares to be transferred, duly endorsed by the Holder thereof (or accompanied by stock powers or other instruments of transfer duly completed and executed by the Holder thereof), to the Corporation at its address specified herein. Upon any such registration or transfer, a new certificate evidencing the shares of Series 1 Preferred Stock so transferred shall be issued to the transferee or transferees and a new certificate evidencing the remaining portion of the shares not so transferred, if any, shall be issued to the transferring Holder, in each case, within three Business Days. The shares of Series 1 Preferred Stock and the rights evidenced hereby and thereby shall inure to the benefit of and be binding upon the successors and assigns of the Holder. The provisions of this Certificate are intended to be for the benefit of all Holders from time to time and shall be enforceable by any such Holder.

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(c)       Neither the shares of Series 1 Preferred Stock nor the Conversion Shares may be pledged, transferred, sold or assigned except pursuant to an effective registration statement or an exemption to the registration requirements of the Securities Act and applicable state laws, including Section 4(a)(7) of the Securities Act, Rule 144 or a so-called “4[(a)](1) and a half” transaction. For avoidance of doubt, in the event a holder notifies the Corporation that such sale or transfer is pursuant to an exemption to the registration requirements of the Securities Act other than pursuant to Rule 144, the parties agree that a legal opinion from outside counsel for such holder delivered to counsel for the Corporation substantially in the form attached hereto as Exhibit A shall be the only requirement that such holder needs to satisfy to establish the availability of such an exemption from registration under the Securities Act to effectuate such transaction. Additionally, notwithstanding anything to the contrary contained herein, no shares of Series 1 Preferred Stock may be sold, transferred or assigned if a Conversion Notice has been delivered to the Corporation with respect to such shares and such Conversion Notice has not been voided or withdrawn by the applicable Holder.

Section 3.     Dividends. If the Corporation shall declare or make any dividend or other distribution of assets (or rights to acquire assets) to holders of Common Stock by way of return of capital or otherwise (including any dividend or other distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement or other similar transaction) (a “Distribution”) at any time after the Effective Date, then, in each such case, each Holder of Series 1 Preferred Stock on the applicable record date with respect to such Distribution (or, if there is no record date for such Distribution, each Holder of Series 1 Preferred Stock immediately prior to the effective date of such Distribution) shall be entitled to receive such Distribution, and the Corporation shall make such Distribution to such Holder, exactly as if such Holder had converted such Holder’s shares of Series 1 Preferred Stock in full (and, as a result, had held all of the Conversion Shares that such Holder would have received upon such conversion, without regard to any limitations or restrictions on conversion) immediately prior to the record date for such Distribution, or if there is no record date therefor, immediately prior to the effective date of such Distribution (but without the Holder’s actually having to so convert such Holder’s shares of Series 1 Preferred Stock). For the avoidance of doubt, payments under the preceding sentence shall be made concurrently with the Distribution to the holders of Common Stock.

Section 4.     Voting Rights. Except as otherwise provided herein (including with respect to the matters set forth in Section 5 hereof) or as otherwise required by the DGCL, the Series 1 Preferred Stock shall have no voting rights. The Corporation shall not, however, as long as any shares of Series 1 Preferred Stock are outstanding, either directly or indirectly (whether by amendment, corporate action, by contract, by merger or otherwise), without the written consent of the Requisite Holders, and any such act or transaction entered into without such consent shall be null and void ab initio, and of no force or effect: (i) increase the number of authorized shares of Series 1 Preferred Stock, (ii) consummate or consent to any Fundamental Transaction if such Fundamental Transaction will not be effected in compliance with Section 8(b); or (iii) enter into any agreement with respect to any of the foregoing.

Section 5.     Amendments to this Certificate. Any amendment to this Certificate that alters or changes the powers, preferences, rights or other terms of the Series 1 Preferred Stock shall require the approval of the Requisite Holders. In accordance with Article Four, Section 2(b) of the Certificate of Incorporation of the Corporation, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate.

Section 6.     Rank; Liquidation.

(a)       The Series 1 Preferred Stock shall rank (i) senior to all of the Common Stock; (ii) senior to any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms junior to any Series 1 Preferred Stock (“Junior Securities”); (iii) on parity with any class or series of capital stock of the Corporation created specifically ranking by its terms on parity with the Series 1 Preferred Stock (“Parity Securities”); and (iv) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms senior to any Series 1 Preferred Stock (“Senior Securities”), in each case, as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntarily or involuntarily.

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(b)       Subject to any superior liquidation rights of the holders of any Senior Securities of the Corporation, upon the liquidation, dissolution or winding up of the Corporation (other than in connection with a Fundamental Transaction), whether voluntary or involuntary, each Holder shall be entitled to receive for each share of Series 1 Preferred Stock, in preference to any distributions of any of the assets or surplus funds of the Corporation to the holders of the Common Stock and Junior Securities and pari passu with any distribution to the holders of Parity Securities, an amount equal to the Series 1 Liquidation Preference, plus an amount equal to any dividends declared but unpaid thereon, before any payments shall be made or any assets distributed to holders of any class of Common Stock or Junior Securities. After such payment shall have been made in full to the holders of the Series 1 Preferred Stock and Parity Securities, or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of holders of the Series 1 Preferred Stock and Parity Securities, so as to be available for such payment, the remaining assets available for distribution shall be distributed ratably among the holders of the Junior Securities, if applicable in accordance with the terms of such securities, and the Common Stock.

Section 7.     Conversion.

(a)       Conversion Right. Each Holder shall have the right, at such Holder’s option, to convert the shares of Series 1 Preferred Stock held by such Holder into shares of Common Stock on any date (such date, the “Conversion Date”) subject to and upon the terms, conditions and limitations set forth in this Section 7.

(b)       Conversion at Option of the Holder. Each Holder shall be entitled to convert some or all of its shares of Series 1 Preferred Stock into fully paid and nonassessable shares of Common Stock (“Conversion Shares”) subject to, and in accordance with, this Section 7 at the Conversion Rate. The Corporation shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share, then the Corporation shall round such fraction of a share up or down to the nearest whole share (with 0.5 rounded up). Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series 1 Preferred Stock the Holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

(c)       Conversion Rate. The number of Conversion Shares issuable upon conversion of each share of Series 1 Preferred Stock being converted pursuant to this Section 7 shall be determined according to the following formula (the “Conversion Rate”):

Stated Value

Conversion Price

(d)       Mechanics of Conversion. The conversion of Series 1 Preferred Stock shall be conducted in the following manner:

(i)       Holder’s Delivery Requirements. To convert shares of Series 1 Preferred Stock into Conversion Shares pursuant to this Section 7 on any date, a Holder seeking to effect such conversion (a “Converting Holder”) shall (A) transmit by facsimile or electronic mail (or otherwise deliver), for receipt on or prior to 5:00 p.m. New York City time on such date, a copy of an executed conversion notice in the form attached hereto as Annex A (the “Conversion Notice”) to the Corporation (Attention: President and CEO, Email: Series1@Proteontx.com), which Conversion Notice may specify that such conversion is conditioned upon consummation of a Fundamental Transaction or any other transaction (such Fundamental Transaction or other transaction, a “Conversion Triggering Transaction”), and (B) if required pursuant to subparagraph (iii) below, surrender to a common carrier for delivery to the Corporation, no later than three (3) Business Days after the Conversion Date, the original stock certificates representing the shares of Series 1 Preferred Stock being converted (or an indemnification undertaking in customary form with respect to such shares in the case of the loss, theft or destruction of any stock certificate representing such shares) (or, if the conversion is conditioned upon the consummation of a Conversion Triggering Transaction, on the date of (and immediately prior to) the consummation of such Conversion Triggering Transaction). For purposes of determining the maximum number of Conversion Shares that the Corporation may issue to a Holder pursuant to this Section 7 upon conversion of shares of Series 1 Preferred Stock on a particular Conversion Date, such Holder’s delivery of a Conversion Notice with respect to such conversion shall constitute a representation by such Holder (on which the Corporation shall rely) that, upon the issuance of the Conversion Shares to be issued to it on such Conversion Date, the shares of Common Stock beneficially owned by such Holder and its Attribution Parties (including shares held by any “group” of which such Holder is a member) will not exceed the Beneficial Ownership Limitation for such Holder.

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(ii)      Corporation’s Response. Upon receipt or deemed receipt by the Corporation of a copy of a Conversion Notice, the Corporation (A) shall as promptly as possible send, via email, a confirmation of receipt of such Conversion Notice to the Converting Holder and the Corporation’s designated transfer agent (the “Transfer Agent”), which confirmation (i) shall be sent to the Converting Holder at the email address specified by the Converting Holder pursuant to such Conversion Notice and to the Transfer Agent at the email address previously specified by the Transfer Agent for this purpose and (ii) shall include an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein, and (B) on or before the third (3rd) Business Day following the date of receipt or deemed receipt by the Corporation of such Conversion Notice (or, if earlier, the end of the standard settlement period for U.S. broker-dealer securities transactions, or, if the conversion is conditioned upon the consummation of a Conversion Triggering Transaction, immediately prior to the consummation of such Conversion Triggering Transaction) (the “Share Delivery Date”), (x) credit, or cause to be credited, such aggregate number of Conversion Shares to which the Converting Holder shall be entitled to the Converting Holder’s or its designee’s balance account with The Depository Trust Company (“DTC”) through its Deposit/Withdrawal at Custodian (“DWAC”) system, or (y) if none of the Unrestricted Conditions is then satisfied, deliver, or cause to be delivered, a stock certificate to the address designated by the Converting Holder, in each case, for the number of Conversion Shares to which the Converting Holder shall be entitled. If the number of shares of Series 1 Preferred Stock represented by any stock certificate surrendered by the Converting Holder is greater than the number of shares of Series 1 Preferred Stock being converted, then the Corporation shall, as soon as practicable and in no event later than three (3) Business Days after receipt of such stock certificates and at its own expense, issue and deliver to the Converting Holder a new certificate representing shares of the Series 1 Preferred Stock not so converted.

(iii)     Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of shares of Series 1 Preferred Stock in accordance with the terms hereof, no Holder shall be required to physically surrender the certificate representing the shares of Series 1 Preferred Stock, if any, to the Corporation unless the full number of shares of Series 1 Preferred Stock represented by the certificate are being converted. Each Holder and the Corporation shall maintain records showing the number of shares of Series 1 Preferred Stock so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to such Holder and the Corporation, so as not to require physical surrender of the certificate representing the shares of Series 1 Preferred Stock, if any, upon each such conversion. In the event of any dispute or discrepancy, such records of the Corporation shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if shares of Series 1 Preferred Stock represented by a certificate are converted as aforesaid, such Holder may not transfer the certificate representing the shares of Series 1 Preferred Stock unless such Holder first physically surrenders the certificate representing the shares of Series 1 Preferred Stock to the Corporation, whereupon the Corporation will forthwith issue and deliver upon the order of such Holder a new certificate of like tenor, registered as such Holder may request, representing in the aggregate the remaining number of shares of Series 1 Preferred Stock represented by such certificate. Each Holder and any assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any shares of Series 1 Preferred Stock, the number of shares of Series 1 Preferred Stock represented by any such certificate may be less than the number of shares of Series 1 Preferred Stock stated of the face thereof.

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(iv)     Restrictive Legends. Until such time as shares of Series 1 Preferred Stock or Conversion Shares have been registered under the Securities Act as contemplated by the Registration Rights Agreement or otherwise may be sold pursuant to Rule 144 or an exemption from registration under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, such Securities may bear the Securities Act Legend (as defined in Securities Purchase Agreement). The certificates (or electronic book entries, if applicable) evidencing any Securities shall not contain or be subject to any legend restricting the transfer thereof (including the Securities Act Legend) or be subject to any stop-transfer instructions: (A) while a registration statement (including a Registration Statement (as such term is defined in the Registration Rights Agreement)) covering the sale or resale of such Security is effective under the Securities Act, (B) if the holder of Securities provides the Corporation customary seller and, as applicable, broker paperwork or other reasonable assurances to the effect that such Securities have been or are being sold pursuant to Rule 144, (C) if such Securities are eligible for sale under Rule 144(b)(1) and the Holder thereof is not, and has not been during the preceding three months, an Affiliate of the Corporation (subject to the Holder’s delivery to the Corporation of a customary non-affiliate representation letter), or (D) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) (collectively, the “Unrestricted Conditions”). Promptly following the Registration Statement Effective Date or such other time as any of the Unrestricted Conditions have been satisfied, the Corporation shall cause its counsel to issue a legal opinion or other instruction to the Transfer Agent (if required by the Transfer Agent) to effect the issuance of the applicable shares of Series 1 Preferred Stock or Conversion Shares without a restrictive legend or, in the case of shares of Series 1 Preferred Stock or Conversion Shares that have previously been issued, the removal of the legend thereunder. If any of the Unrestricted Conditions are met with respect to any shares of Series 1 Preferred Stock or Conversion Shares at the time of issuance of such Security, then such Security shall be issued free of all legends.  The Corporation agrees that, following the Registration Statement Effective Date in the case of Conversion Shares, or at such time as any of the other Unrestricted Conditions are met or such legend is otherwise no longer required under this Section 7(d)(iv), it will, no later than three (3) Trading Days (or if earlier, the number of Trading Days comprising the standard settlement period for U.S. broker-dealer securities transactions) following the delivery by the holder thereof to the Corporation or the Transfer Agent of any certificate representing shares of Series 1 Preferred Stock or Conversion Shares, as applicable, issued with a restrictive legend, deliver or cause to be delivered to such holder a certificate (or electronic transfer) representing such Securities that is free from all restrictive and other legends.  For purposes hereof, “Registration Statement Effective Date” shall mean the date that the first Registration Statement that the Corporation is required to file pursuant to the Registration Rights Agreement has been declared effective by the Commission. Notwithstanding the foregoing, the certificates (or electronic book entries, if applicable) evidencing any Series 1 Preferred Stock shall at all times (whether before or after that satisfaction of any Unrestricted Condition or the Registration Statement Effective Date) bear a legend indicating that no shares of Series 1 Preferred Stock may be sold, transferred or assigned if a Conversion Notice has been delivered to the Corporation with respect to such shares and such Conversion Notice has not been voided or withdrawn.

(e)       Record Holder. The Person or Persons entitled to receive the Conversion Shares issuable upon a conversion of Series 1 Preferred Stock shall be treated for all purposes as the legal and record holder or holders of such Conversion Shares upon delivery by a Converting Holder of the Conversion Notice.

(f)        Corporation’s Failure to Timely Convert.

(i)       Cash Damages. If by the Share Delivery Date, the Corporation shall fail to issue and deliver a certificate to a Converting Holder for, or credit such Converting Holder’s or its designee’s balance account with DTC with, the number of Conversion Shares to which such Converting Holder is entitled pursuant to this Section 7 (provided any Unrestricted Condition is satisfied, free of any restrictive legend), then, such Converting Holder shall reasonably promptly provide written notice to the Corporation that such Converting Holder was not issued the number of Conversion Shares to which such Converting Holder is entitled pursuant to this Section 7, and, in addition to all other available remedies that such Converting Holder may pursue hereunder, the Corporation shall pay additional damages to such Converting Holder for each day after the date such written notice is delivered that such conversion is not timely effected in an amount equal to one percent (1%) of the product of (I) the number of Conversion Shares not issued to the Converting Holder or its designee on or prior to the Share Delivery Date and to which the Converting Holder is entitled and (II) the Volume Weighted Average Price of the Common Stock on the Share Delivery Date. Alternatively, in lieu of the foregoing damages, if applicable, at the written election of the applicable Converting Holder made in such Converting Holder’s sole discretion, if, on or after the applicable Share Delivery Date, such Converting Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Converting Holder of Conversion Shares that such Converting Holder anticipated receiving from the Corporation (such purchased shares, “Buy-In Shares”), the Corporation shall be obligated to promptly pay to such Converting Holder (in addition to all other available remedies that the Converting Holder may otherwise have), 105% of the amount by which (A) such Converting Holder’s total purchase price (including brokerage commissions, if any) for such Buy-In Shares exceeds (B) the net proceeds received by such Converting Holder from the sale of the number of shares equal to up to the number of Conversion Shares such Converting Holder was entitled to receive but had not received on the Share Delivery Date. If the Corporation fails to pay the additional damages set forth in this Section 7(f)(i) within five (5) Business Days of the date incurred, then the Converting Holder entitled to such payments shall have the right at any time, so long as the Corporation continues to fail to make such payments, to require the Corporation, upon written notice, to immediately issue, in lieu of such cash damages, the number of shares of Common Stock equal to the quotient of (X) the aggregate amount of the damages payments described herein divided by (Y) the Conversion Price.

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(ii)      Void Conversion Notice. If for any reason a Converting Holder has not received all of the Conversion Shares prior to the tenth (10th) Business Day after the Share Delivery Date with respect to a conversion of Series 1 Preferred Stock, then such Converting Holder, upon written notice to the Corporation, may void its conversion with respect to, and retain or have returned, as the case may be, any shares of Series 1 Preferred Stock that have not been converted pursuant to such Converting Holder’s Conversion Notice; provided, that the voiding of such Converting Holder’s Conversion Notice shall not affect the Corporation’s obligations to make any payments that have accrued prior to the date of such notice pursuant to Section 7(f)(i) or otherwise.

(iii)     Obligation Absolute. Subject to Section 7(g)) hereof and subject to a Holder’s right to void a conversion pursuant to Section 7(f)(ii) above, the Corporation’s obligation to issue and deliver the Conversion Shares upon conversion of Series 1 Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by a Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by such Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to such Holder in connection with the issuance of such Conversion Shares. Subject to Section 7(g) hereof and subject to a Holder’s right to void a conversion pursuant to Section 7(f)(ii) above, in the event a Holder shall elect to convert any or all of its Series 1 Preferred Stock, the Corporation may not refuse conversion based on any claim that such Holder or anyone associated or affiliated with such Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and/or enjoining conversion of all or part of the Series 1 Preferred Stock of such Holder shall have been sought and obtained, and the Corporation posts a surety bond for the benefit of such Holder in the amount of 125% of the value of the Conversion Shares into which would be converted the Series 1 Preferred Stock which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment.

(g)       Limitations on Share Issuances. Notwithstanding anything herein to the contrary, the Corporation shall not issue to any Holder, and no Holder may acquire, a number of shares of Common Stock hereunder (pursuant to this Section 7(g) or otherwise) to the extent that, upon such issuance, the aggregate number of shares of Common Stock then beneficially owned by such Holder together with any Attribution Parties (including shares held by any “group” of which such Holder is a member) would exceed the then-applicable Beneficial Ownership Limitation for such Holder. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Holder and its Attribution Parties shall include the number of shares of Common Stock held by the Holder and all of its Attribution Parties plus the number of shares of Common Stock issuable upon conversion of such shares of Series 1 Preferred Stock with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) conversion of the remaining, unconverted portion of the shares of Series 1 Preferred Stock beneficially owned by such Holder or any of its Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation beneficially owned by such Holder or any of its Attribution Parties subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 7(g). For purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and applicable regulations of the Commission, and the percentage held by each Holder shall be determined in a manner consistent with the provisions of Section 13(d) of the Exchange Act.

For purposes of the Beneficial Ownership Limitation, in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares as reflected in (1) the Corporation’s most recent quarterly report on Form 10-Q or annual report on Form 10-K, as the case may be, (2) a more recent public announcement by the Corporation or (3) any other notice by the Corporation or the transfer agent for the Common Stock setting forth the number of shares outstanding. Upon written request of any Holder at any time, the Corporation shall, within one (1) Business Day, confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation by such Holder and its Attribution Parties since the date as of which the number of outstanding shares of Common Stock was reported.

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In the event that the issuance of shares of Common Stock to any Holder upon the conversion of any of such Holder’s shares of Series 1 Preferred Stock results in such Holder and its Attribution Parties being deemed to beneficially own, in the aggregate, a number of shares of Common Stock that exceeds the then-applicable Beneficial Ownership Limitation for such Holder, the issuance of that number of shares so issued in excess of the Beneficial Ownership Limitation (the “Excess Shares”), and the conversion of shares of Series 1 Preferred Stock resulting in such issuance, shall be deemed null and void and shall be cancelled ab initio, such Holder shall not have the power to vote or to transfer the Excess Shares, and the shares of Series 1 Preferred Stock as to which the conversion was voided shall remain outstanding and continue to be held by such Holder. As soon as reasonably practicable after such issuance and conversion have been deemed null and void, the Corporation shall return to such Holder certificates representing the number of shares of Series 1 Preferred Stock corresponding to the voided issuance and conversion (to the extent such shares of Series 1 Preferred Stock were surrendered to the Corporation).

For purposes of clarity, the shares of Common Stock underlying any Holder’s shares of Series 1 Preferred Stock in excess of the Beneficial Ownership Limitation shall not be deemed to be beneficially owned by such Holder for any purpose, including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. The provisions of this Section 7(g) shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 7(g) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 7(g) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this Section 7(g) may not be waived and shall apply to any successor Holder of shares of Series 1 Preferred Stock.

(h)       [reserved].

(i)        Taxes. The Corporation shall be responsible for any liability with respect to any transfer, stamp, documentary, intangible, recording or similar non-income Taxes that may be payable in connection with the execution, delivery and performance of this Certificate, including any such Taxes with respect to the issuance or transfer of shares of Series 1 Preferred Stock or the Conversion Shares. Notwithstanding any provision herein to the contrary, the Corporation shall (A) be entitled to deduct and withhold from any payments (which shall include, for purposes of this Section 7(i), Conversion Shares issued upon conversion of Series 1 Preferred Stock to the extent attributable to declared but unpaid dividends, if any) made to a holder of any Securities, such amounts that the Corporation may be required to withhold under applicable U.S. federal withholding Tax requirements (including without limitation under Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended) and (B) not be responsible for or liable for any Taxes imposed on, or measured by, net income (however denominated), franchise Taxes, and branch profits Taxes, in each case,  imposed as a result of a payee (or  beneficial owner of a payment) being organized under the laws of, or having its principal office in, the jurisdiction imposing such Tax (or any political subdivision thereof). The Corporation shall provide the applicable payee with five (5) Business Days’ advance notice of any such required withholding and shall reasonably cooperate with such holder to mitigate or reduce such withholding.  Any amounts withheld pursuant to clause (A) above shall be treated for purposes hereof as if paid to the relevant payee.

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Section 8.     Certain Adjustments; Calculations; Notices.

(a)       Stock Dividends and Stock Splits. If the Corporation shall at any time effect a Stock Event, then, upon the effective date of such Stock Event, the Conversion Price shall be, in the case of an increase in the number of shares of Common Stock, proportionally decreased and, in the case of a decrease in the number of shares of Common Stock, proportionally increased. The Corporation shall give each Holder the same notice it provides to holders of Common Stock of any transaction described in this Section 8(a).

(b)       Fundamental Transaction.

(i)       The term “Fundamental Transaction” shall mean the occurrence of any of the following at any time while any shares of Series 1 Preferred Stock are outstanding: (A) the Corporation, directly or indirectly, in one or more related transactions, effects any merger or consolidation of the Corporation with or into another Person, (B) the Corporation, directly or indirectly, in one transaction or a series of related transactions, effects any sale of all or substantially all of its assets (including, for the avoidance of doubt, all or substantially all of the assets of the Corporation and its subsidiaries in the aggregate), and distributes the proceeds therefrom to the holders of capital stock of the Corporation, (C) any tender offer or exchange offer (whether by the Corporation or another Person) approved by the Board of Directors is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash and/or other property or (D) the Corporation, directly or indirectly, in one transaction or a series of related transactions, effects any reclassification of the Common Stock or any compulsory share exchange (other than as a result of a Stock Event covered by Section 8(a) above) pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash and/or other property. Upon or following the occurrence of any Fundamental Transaction, each share of Series 1 Preferred Stock outstanding shall thereafter be convertible (or, to the extent a Conversion Notice contingent upon consummation of such Fundamental Transaction has been previously delivered (and has not been voided or otherwise withdrawn) with respect to such share, shall automatically convert) into the kind and amount of securities, cash and/or other property which a Holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series 1 Preferred Stock immediately prior to such Fundamental Transaction would have been entitled to receive pursuant to such Fundamental Transaction (without regard to any limitation on the conversion of Series 1 Preferred Stock (including the Beneficial Ownership Limitation)); provided, that, if the value of the aggregate of such securities, cash and/or other property to which the Holder of one share of Series 1 Preferred Stock would be entitled upon conversion thereof would be less than the Stated Value, then each outstanding share of Series 1 Preferred Stock shall instead thereafter be convertible (or, to the extent a Conversion Notice contingent upon consummation of such Fundamental Transaction has been previously delivered (and has not been voided or otherwise withdrawn) with respect to such share, shall automatically convert) into such kind of securities, cash and/or other property (in the same proportions as would be applicable but for this proviso) with an aggregate value equal to the Stated Value. The Corporation shall make an appropriate adjustment to the Conversion Price following a Fundamental Transaction based on a determination in accordance with Section 8(b)(ii) of the amount and relative value of the securities, cash and/or other property issuable in respect of one share of Common Stock in such Fundamental Transaction. If holders of Common Stock are given any choice as to the securities, cash and/or other property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the securities, cash and/or other property it receives upon any conversion of the Series 1 Preferred Stock following such Fundamental Transaction. The Corporation shall cause any successor entity (as well as its parent) in a Fundamental Transaction in which the Corporation is not the survivor to assume in writing all of the obligations of the Corporation under this Certificate in accordance with the provisions of this Section 8(b) pursuant to written agreements in form and substance approved by the Requisite Holders prior to such Fundamental Transaction.

(ii)      For purposes of determining the value of any securities and/or other property to which a holder of shares of Common Stock would be entitled pursuant to a Fundamental Transaction: (A) the value of any such security that is traded on a National Exchange at the effective time of the Fundamental Transaction shall be equal to the Volume Weighted Average Price per share of such securities for the five (5) Trading Days immediately prior to such effective time; and (B) the value of any other property (including a security that is not traded on a National Exchange at the effective time of the Fundamental Transaction) shall be equal to the fair market value thereof as determined by the mutual agreement of the Corporation and the Requisite Holders.

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(c)       Certain Events. If any event occurs of the type contemplated by the provisions of Section 8(a) or Section 8(b) but not expressly provided for by such provisions, then the Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holders; provided, however, that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 8.

(d)       Calculations. All calculations under this Section 8 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 8, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.

(e)       Adjustment Notices.

(i)       Promptly following, but in no event later than one (1) Business Day after, any adjustment of the Conversion Price pursuant to Section 8(a), the Corporation will give written notice thereof to each Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

(ii)      The Corporation will give written notice to each Holder at least ten (10) days prior to the date on which the Corporation closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock, or (C) for determining rights to vote with respect to any Fundamental Transaction or winding-up, dissolution or liquidation of the Corporation; provided, however, that in no event shall such notice be provided to any Holder prior to such information being made known to the public.

(iii)     The Corporation will give written notice to each Holder at least ten (10) days prior to the date on which any Fundamental Transaction, dissolution or liquidation will take place, and in no event shall such notice be provided to any Holder prior to such information being made known to the public.

Section 9.     Dispute Resolution. In the case of a dispute between the Corporation and any Holder (i) as to the value of any asset or other property pursuant to Section 6, in connection with any liquidation, dissolution or winding up of the Corporation, or Section 8(b), in connection with any Fundamental Transaction, or (ii) as to the determination of any adjustment to the Conversion Price following a Fundamental Transaction pursuant to Section 8(b), the Corporation shall promptly (and in any event within two (2) Business Days of notice of any such dispute from such Holder) submit via facsimile the disputed value of such asset or other property, or the disputed determination of such adjustment to the Conversion Price, as applicable, to an independent, reputable investment banking firm agreed to by the Corporation and the Requisite Holders. The Corporation shall direct the investment bank to determine the value of such asset or other property, or the adjustment to the Conversion Price, as applicable, and notify the Corporation and such Holder of the results no later than two (2) Business Days from the time the investment bank receives the disputed value or disputed determination, as applicable. Such investment bank’s determination of the value of any such asset or other property, or of the adjustment to the Conversion Price, as applicable, shall be binding upon all parties absent manifest error.

Section 10.   Reservation of Shares. The Corporation shall, so long as any of the shares of Series 1 Preferred Stock are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the shares of Series 1 Preferred Stock, such number of shares of Common Stock as shall, from time to time, be sufficient to effect the conversion of all of the shares of Series 1 Preferred Stock then outstanding (without regard to any limitations on conversions (including the Beneficial Ownership Limitation)). The number of shares of Common Stock reserved for conversions of the shares of Series 1 Preferred Stock shall be allocated pro rata among the Holders based on the number of shares of Series 1 Preferred Stock held by each Holder. In the event a Holder shall sell or otherwise transfer any of such Holder’s shares of Series 1 Preferred Stock, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and which remain allocated to any Person which does not hold any shares of Series 1 Preferred Stock shall be allocated to the remaining Holders, pro rata based on the number of shares of Series 1 Preferred Stock then held by each such Holder.

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Section 11.   Miscellaneous.

(a)       Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by electronic mail to Series1@Proteontx.com, or sent by a nationally recognized overnight courier service, addressed to the Corporation, at its principal place of business, to the attention of the President and Chief Executive Officer of the Corporation, with a copy to the Legal Department, or such other electronic mail address or address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section 11(a). Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by confirmed electronic mail or facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the electronic mail address, facsimile number or address of such Holder appearing on the books of the Corporation, or if no such facsimile number or address appears on the books of the Corporation, at the principal place of business of such Holder. Except as otherwise expressly provided herein, any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the time and date of transmission, if such notice or communication is delivered via electronic mail at the e-mail address specified in this Section 11(a) prior to 4:00 p.m. (New York City time) on any date, (ii) the date immediately following the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section 11(a) between 4:00 p.m. and 11:59 p.m. (New York City time) on any date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

(b)       Absolute Obligation. Except as expressly provided herein, no provision of this Certificate shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay liquidated damages on the shares of Series 1 Preferred Stock at the time, place, and rate, and in the coin or currency, herein prescribed.

(c)       Lost or Mutilated Series 1 Preferred Stock Certificate. If a Holder’s Series 1 Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series 1 Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership thereof reasonably satisfactory to the Corporation and, in each case, customary and reasonable indemnity, if requested. Applicants for a new certificate under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Corporation may prescribe.

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(d)       Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate shall be cumulative and in addition to all other remedies available under this Certificate, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Holder’s right to pursue actual damages for any failure by the Corporation to comply with the terms of this Certificate. The Corporation covenants to each Holder that there shall be no characterization concerning this instrument other than as expressly described herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Corporation (or the performance thereof). The Corporation acknowledges that a breach by it of its obligations hereunder may cause irreparable harm to the Holders by vitiating the intent and purpose of the transactions contemplated by this Certificate and that the remedy at law for any such breach may be inadequate. The Corporation therefore agrees that, in the event of any such breach or threatened breach by the Corporation of the provisions of this Certificate, the Holders shall be entitled, in addition to all other available remedies, to an injunctive order and/or injunction restraining any breach and requiring immediate compliance, without the necessity of showing economic loss and without any bond or other security being required.

(e)       Waiver. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate or a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate. Any waiver by the Corporation or a Holder must be in writing.

(f)       Severability. If any provision of this Certificate is invalid, illegal or unenforceable, the balance of this Certificate shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. Notwithstanding any provision in this Certificate to the contrary, any provision contained herein (other than Section 7(c) which cannot be waived by the Holders) and any right of the Holders of Series 1 Preferred Stock granted hereunder may be waived as to all shares of Series 1 Preferred Stock (and the Holders thereof) upon the written consent of the Requisite Holders, unless a higher percentage is required by the DGCL, in which case the written consent of the holders of not less than such higher percentage shall be required.

(g)       Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(h)       Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate and shall not be deemed to limit or affect any of the provisions hereof.

(i)       Status of Converted Series 1 Preferred Stock. If any shares of Series 1 Preferred Stock shall be converted or reacquired by the Corporation, such shares of Series 1 Preferred Stock shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series 1 Preferred Stock.

(j)       Benefit of Holders. The provisions of this Certificate are intended to be for the benefit of all Holders from time to time and shall be enforceable by any such Holder.

*********************

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RESOLVED, FURTHER, that the Chairperson, the president or any vice-president, and the secretary or any assistant secretary, of the Corporation be, and they hereby are, authorized and directed to prepare and file a Certificate of Designation of Preferences, Rights and Limitations in accordance with the foregoing resolution and the provisions of Delaware law.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designation this day of                , 2019.

Name:
Title:

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ANNEX A

CONVERSION NOTICE

(TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT SHARES OF SERIES 1 PREFERRED STOCK)

Reference is made to the Certificate of Designation of Preferences, Rights and Limitations of Series 1 Convertible Non-Voting Preferred Stock (the “Certificate of Designation”). In accordance with and pursuant to the Certificate of Designation, the undersigned hereby elects to convert the number of shares of Series 1 Convertible Non-Voting Preferred Stock, par value $0.001 per share and with a stated value of $[1000 x conversion price] per share (the “Series 1 Preferred Stock”), of Proteon Therapeutics, Inc., a Delaware corporation (the “Corporation”), indicated below into shares of common stock, par value $0.001 per share (the “Common Stock”), of the Corporation, by tendering the stock certificate(s) representing the shares of Series 1 Preferred Stock specified below as of the date specified below.

Date of Conversion:

Number of shares of Series 1 Preferred Stock to be converted:

Stock certificate no(s). of shares of Series 1 Preferred Stock to be converted:

This Conversion is conditioned upon the consummation of the following Conversion Triggering Transaction: [1]

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Please issue the shares of Common Stock in accordance with the terms of the Certificate of Designation as follows:

☐ Deposit/Withdrawal At Custodian (“DWAC”) system; or

☐ Physical Certificate

Issue to:

Address (for delivery of physical certificate):

E-mail:

DTC Participant Number and Name (if through DWAC):

Account Number (if through DWAC):

[1] No such condition applies if left blank.

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ACKNOWLEDGMENT

The Corporation hereby acknowledges this Conversion Notice and hereby directs              to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated                 , 20 from the Corporation and acknowledged and agreed to by                 .

PROTEON THERAPEUTICS, INC.

By:
Name:
Title:

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EXHIBIT A

FORM OF OPINION

      , 20

[           ]

Re: [      ] (the “Company”)

Dear [      ]:

[           ] (“[          ]”) intends to transfer                      [shares of Series 1 Convertible Non-Voting Preferred Stock] [Conversion Shares] (the “Securities”) of the Company to                 (“        “) without registration under the Securities Act of 1933, as amended (the “Securities Act”). In connection therewith, we have examined and relied upon the truth of representations contained in an Investor Representation Letter attached hereto and have examined such other documents and issues of law as we have deemed relevant.

Based on and subject to the foregoing, we are of the opinion that the transfer of the Securities by                to                  may be effected without registration under the Securities Act, provided, however, that the Securities to be transferred to         contain a legend restricting its transferability pursuant to the Securities Act and that transfer of the Securities is subject to a stop order.

The foregoing opinion is furnished only to                  and may not be used, circulated, quoted or otherwise referred to or relied upon by you for any purposes other than the purpose for which furnished or by any other person for any purpose, without our prior written consent.

Very truly yours,

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Exhibit B

BBA REGISTRATION RIGHTS AGREEMENT

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Exhibit C

REGISTRATION RIGHTS AGREEMENT

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PROTEON THERAPEUTICS, INC.
FIRST AMENDMENT TO SUBSCRIPTION AGREEMENT

This FIRST AMENDMENT TO SUBSCRIPTION AGREEMENT (this “Amendment”), amending the Subscription Agreement by and between PROTEON THERAPEUTICS, INC., a Delaware corporation (the “Company”), and the persons and entities listed on Schedule I attached thereto (“Purchasers”) dated as of September 23, 2019 (the “Purchase Agreement”), is entered into as of November 19, 2019 by and among the Company, ArTara Therapeutics, Inc. and the undersigned Purchasers. Capitalized terms used herein which are not defined herein shall have the definition ascribed to them in the Purchase Agreement.

RECITALS

WHEREAS, the Company and the Purchasers have previously entered into the Purchase Agreement;

WHEREAS, in order for the combined company to comply with the listing requirements of the Nasdaq Capital Market following the consummation of the transactions contemplated by the Merger Agreement, the parties desire for certain Securities to be issued and sold by ArTara Therapeutics, Inc. immediately prior to the Effective Time in lieu of being issued and sold pursuant to the Purchase Agreement immediately following the Effective time;

WHEREAS, Section 12.01 of the Purchase Agreement provides that the Purchase Agreement may be amended with the written consent of (i) the Company and (ii) the Purchasers holding, or having the right to purchase at the Closing, a majority of the Securities purchased or to be purchased thereunder (calculated on an as-converted to Common Stock basis) (the “Requisite Purchasers”); and

WHEREAS, the undersigned constitute the Company and the Requisite Purchasers.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the promises and covenants contained herein and in the Purchase Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.       Addition of ArTara Therapeutics, Inc. as Party; Joinder. In connection with this Amendment, ArTara Therapeutics, Inc. (“ArTara” or “Joining Party”), a Delaware corporation shall become a party to the Purchase Agreement. With effect from the date hereof, the Joining Party acknowledges and agrees to be bound by all provisions of the Purchase Agreement in so far as they impose obligations on ArTara or give rights or benefits to the Purchaser of the ArTara Common Stock (defined below) and shall be and become a party to the Purchase Agreement with respect to the sale and issuance of the ArTara Common Stock in accordance with the Purchase Agreement, as amended by this Amendment.

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2.       Amendment to Recital Language. The recitals in the Purchase Agreement are hereby amended and restated in their entirety as follows:

“WHEREAS, the Company, ArTara Therapeutics, Inc. and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D promulgated by the United States Securities and Exchange Commission (the “Commission”) under the 1933 Act;

WHEREAS, (i) the Company desires to sell to certain of the Purchasers, and such Purchasers desire to purchase from the Company, (x) up to $27,200,000.00 of shares of Series 1 Convertible Non-Voting Preferred Stock of the Company, par value $0.001 per share (the “Series 1 Preferred Stock”), having the relative rights, preferences, limitations and powers set forth in the Certificate of Designation of Preferences, Rights and Limitations of Series 1 Convertible Non-Voting Preferred Stock, in the form attached hereto as Exhibit A (the “Certificate of Designation”) at a purchase price equal to the Series 1 Preferred Stock Purchase Price (defined below); and (y) up to $13,300,000.00 (the “Common Maximum Amount”) of shares of Common Stock of the Company, par value $0.001 (the “Common Stock”) at a purchase price equal to the Common Stock Purchase Price (defined below), and (ii) ArTara desires to sell to certain of the Purchasers and such Purchaser desires to purchase from ArTara $2,000,000 of shares of Common Stock of ArTara, par value $0.0001 (the “ArTara Common Stock”) at a purchase price equal to the ArTara Common Stock Purchase Price (defined below), each in accordance with the terms and provisions of this Agreement.”

3.       Restatement of Section 1.01 of the Purchase Agreement. Section 1.01 of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“1.01 The Company has authorized the sale and issuance of shares of Series 1 Preferred Stock and Common Stock on the terms and subject to the conditions set forth in this Agreement. ArTara has authorized the sale and issuance of the shares of ArTara Common Stock on the terms and subject to the conditions set forth in this Agreement. The shares of Series 1 Preferred Stock, Common Stock and ArTara Common Stock sold hereunder at the Closing (as defined below) shall be referred to as the “Securities.””

4.       Restatement of Section 2.01 of the Purchase Agreement. Section 2.01 of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“2.01     Closing Securities. Upon the terms and subject to the conditions herein contained, (x) the Company agrees to sell to each Purchaser, and each Purchaser agrees to purchase from the Company, at a closing to occur immediately following the Effective Time (as such term is defined in that certain Agreement and Plan of Merger and Reorganization by and among the Company, REM 1

2

Acquisition, Inc. and ArTara Therapeutics, Inc., dated as of the date hereof (the “Merger Agreement”)), that number of Securities set forth opposite such Purchaser’s name on the Schedule of Purchasers under the heading “Company Closing Shares” for the purchase price to be paid by each Purchaser set forth opposite such Purchaser’s name on the Schedule of Purchasers, and (y) ArTara agrees to sell to each Purchaser, and each Purchaser agrees to purchase from ArTara, at a closing to occur immediately prior to the Effective Time, that number of Securities set forth opposite such Purchaser’s name on the Schedule of Purchasers under the heading “ArTara Closing Shares” for the purchase price to be paid by each Purchaser set forth opposite such Purchaser’s name on the Schedule of Purchasers (the “ArTara Closing”). The closings referred to in clauses (x) and (y) of the first sentence of this Section 2.01 shall be referred to together herein as the “Closing” and the date of the Closing shall be referred to herein as the “Closing Date.””

5.       Amendment of Section 7.01 of the Purchase Agreement. The first paragraph of Section 7.01 is amended by adding the following second sentence:

“Notwithstanding the foregoing, the conditions set forth in Section 7.01(h), (i), (j) and (l) shall not be applicable with respect to any Purchaser in the ArTara Closing.”

6.       Amendment of Section 7.02 of the Purchase Agreement. The first paragraph of Section 7.02 is amended by adding the following second sentence:

“Notwithstanding the foregoing, the conditions set forth in Section 7.02(d) and (e) shall not be applicable with respect to the ArTara Closing.”

7.       Additional Definition in Section 11 of the Purchase Agreement. The following defined term is hereby added to Section 11 of the Purchase Agreement:

“ArTara Common Stock Purchase Price” shall mean the Common Stock Purchase Price multiplied by the Exchange Ratio.

8.       Replacement of Schedule I. The Schedule of Purchasers attached as Schedule I to the Purchase Agreement is hereby replaced, in its entirety, with the Schedule of Purchasers attached as Schedule II to this Amendment.

9.       Effect of Amendment. Except as expressly modified by this Amendment, the Purchase Agreement shall remain unmodified and in full force and effect.

10.       Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflict of law principles.

11.       Counterparts. This Amendment may be executed in any number of counterparts and signatures delivered by facsimile, each of which shall be deemed an original, but all of which together shall constitute one instrument.

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[Signature Page Follows]

4

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first set forth above.

COMPANY:	PURCHASERS:

PROTEON THERAPEUTICS, INC.	667, L.P.

By: BAKER BROS. ADVISORS LP,
/s/ Timothy P. Noyes	management company and investment adviser to 667, L.P., pursuant to authority granted to it by Baker Biotech Capital, L.P., general partner to 667, L.P., and not as the general partner
Name: Timothy P. Noyes
Title: President and Chief Executive Officer

	By:	/s/ Scott Lessing
Name: Scott Lessing
Title: President

JOINING PARTY:	BAKER BROTHERS LIFE SCIENCES, L.P.

ARTARA THERAPEUTICS, INC.	By: BAKER BROS. ADVISORS LP,
management company and investment adviser to BAKER BROTHERS LIFE SCIENCES, L.P., pursuant to authority granted to it by Baker Brothers Life Sciences Capital, L.P., general partner to BAKER BROTHERS LIFE SCIENCES, L.P., and not as the general partner

/s/ Jesse Shefferman
Name: Jesse Shefferman Title: CEO

	By:	/s/ Scott Lessing
Name: Scott Lessing
Title: President

DRW VENTURE CAPITAL, LLC

	By:	/s/ David B. Nelson
Name: David B. Nelson
Title: Vice President

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Schedule II

SCHEDULE OF PURCHASERS

1